EXHIBIT 10.13


                                 LOAN AGREEMENT
                        BRE/CITY CENTER L.L.C., BORROWER
                            CORUS BANK, N.A., LENDER
                                 APRIL 25, 2001






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NOTE: THE TERMS OF THIS LOAN AGREEMENT ARE SUBJECT TO A CERTIFICATE AND
AGREEMENT WITH FLEET NATIONAL BANK, REQUIRING LENDER TO DELIVER CERTAIN NOTICES AND AGREEMENTS TO FLEET NATIONAL BANK.

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                                 LOAN AGREEMENT
                             BRE/CITY CENTER L.L.C.

     THIS LOAN AGREEMENT (this "Agreement") is dated for reference purposes only as of April 25, 2001, by and between BRE/City Center L.L.C., a Delaware limited liability company, ("Borrower") which has its principal place of business at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago IL 60601 and CORUS BANK, N.A., a national banking association, whose address is 3959 N. Lincoln Avenue, Chicago, Illinois 60613, Attention: John R. Markowicz, First Vice President ("Lender").

                                    RECITALS:

     A. Borrower has requested that Lender make a loan to Borrower in the original principal amount of Sixty Seven Million and No/100 Dollars ($67,000,000) (the "Loan") to be used to refinance an existing loan on property improved with a 35-story office building, a 4-story connecting annex building and an adjacent 7-level parking garage, legally described on Exhibit A and commonly known as National City Center, 1900 East Ninth Street, Cleveland, Ohio (the "Property").

     B. Lender and Borrower have agreed that it is in their mutual best interest to enter into this Agreement to set forth their mutual agreements with respect to the Loan.

     NOW, THEREFORE, in consideration of the mutual covenants made herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Recitals and Exhibits.

     1.1. Incorporation of Recitals. The Recitals, including all definitions set forth therein, are hereby incorporated in and expressly made a part of this Agreement.

     1.2. Incorporation of Exhibits. All Exhibits and Schedules attached hereto, as amended from time to time in accordance with the provisions hereof, are incorporated in and expressly made a part of this Agreement.

     1.3. Rules of Construction. In this Agreement, unless a clear contrary intention appears:

          (a) the singular number includes the plural number and vice versa; reference to any gender includes each other gender;

          (b) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (c) reference to any Person (defined below) includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

          (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any note includes any note issued pursuant to any Loan Document or any extension, modification or renewal thereof and in substitution or replacement therefor;

          (e) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

          (f) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

          (g) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding";

          (h) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

          (i) the Article and Section headings herein are for convenience only and shall not affect the construction hereof;

          (j) each reference herein that an event is an "Event of Default" shall be deemed to mean an immediate Event of Default, without any obligation of notice or cure, unless specifically provided for in the applicable Section.

          (k) As used herein the phrase "to Borrower's knowledge", "known to Borrower", or "knowledge of Borrower", or words of such import shall mean all actual knowledge of Louis G. Conforti, Philip A. Hoffer, Renee Evans and Michael J. Moran, after reasonable and diligent inquiry, including inquiry of the officers, directors, members and managers of Borrower and/or Guarantor (defined below) having direct authority or responsibility for the Property and the transactions contemplated herein.

2. Definition.

     2.1. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

     2.2. "ADA Work": the definition ascribed to this term in Section 5.19.

     2.3. "Adjustment Date": the definition ascribed to this term in Section 4.2(b).

     2.4.  "Applicable  Percentage":  the  definition  ascribed  to such term in
Section 4.2(a).

     2.5. "Approved Lease": the definition ascribed to this term in Section 7.2 together with amendments to such Approved Lease which are made in accordance with the terms of this Agreement.

     2.6. "Award": the definition ascribed to this term in Section 6.6.

     2.7. "Business Day": any day which is not a Saturday, Sunday or other legal holiday on which the Lender is open for business.

     2.8. "Charges": all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Borrower's assets, the Secured Obligations, Borrower's business, Borrower's ownership and/or use of any of its assets, Borrower's income and/or gross receipts and/or Borrower's ownership and/or use of the Property.

     2.9. "Closing Date": April 27, 2001, the date of execution of this Agreement by Borrower and Lender.

     2.10. "Collateral": the Property and any and all other property (real, personal or intangible) in which a security interest has been granted by Borrower to Lender to secure the Secured Obligations.

     2.11. "Commitment Letter": that certain commitment letter and acceptance thereof dated April 24, 2001 by and between Borrower and Lender relating to the Loan.

     2.12. "Costs": any and all reasonable, actual, out-of-pocket costs and expenses incurred by Lender at any time, in connection with: (i) the preparation, negotiation, execution and administration of this Agreement and all other Loan Documents; (ii) the preparation, negotiation and execution of any Modification of this Agreement or any other Loan Document; (iii) the custody, preservation, use, operation, or the sale of, collection from or other realization upon the Collateral, including any protective advance; (iv) the exercise or enforcement of any of the rights of Lender under this Agreement or any other Loan Document; (v) any failure or alleged failure by Borrower to perform or observe any of the provisions of this Agreement or any other Loan Document; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person naming Lender as a party) in any way relating to this Agreement, the other Loan Documents, the Secured Obligations, the Collateral, Borrower's affairs or any other Loan
Party's affairs relating to the Loan Documents or the Collateral or the transactions contemplated herein; (vii) any consultation required by Lender, in its reasonable discretion between Lender and its accountants, attorneys or agents relating to the provisions of this Agreement or any other Loan Document and the performance by Borrower or Guarantor under this Agreement or any other Loan Document; (viii) any evaluation or appraisal of the Collateral reasonably obtained by Lender, following the occurrence and continuance of an Event of Default or written notice of default by Lender to Borrower; (ix) any good faith attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any other Loan Document; (x) performing in good faith any of the obligations relating to or payment of any of Borrower's liabilities or Borrower's obligations to Lender or to third parties, including without limitation the performance of any obligation of Borrower or Guarantor under the terms of any other Loan Document or any agreement relating thereto; (xi) amounts necessary or appropriate to protect the lien or priority of the Mortgage or of any of the other Loan Documents or to pay, settle, compromise or contest any lien or claim of lien against the Collateral or any part thereof, including any amount paid with respect to any Imposition, Charge, or any other tax or assessment, whether or not a lien upon the Property; (xii) the payment or performance of any of the obligations of Borrower set forth in this Agreement or any of the other Loan Documents; and
(xiii) all loan fees, extension fees, commitment fees, closing fees, letter of credit fees and other fees due from Borrower to Lender, in accordance with the provisions of this Agreement or any other Loan Document, including but not limited to fees due pursuant to Article 8 of this Agreement. As used in this Agreement and every other Loan Document, Costs shall include, but not limited to, reasonable out-of-pocket fees and expenses of: (1) any attorneys of Lender, including, but not limited to fees of any law firm retained by Lender, Lender's in-house counsel, paralegal and their respective expenses; (2) accountants, appraisers, inspectors, consultants, insurance review fees, environmental assessments fees, environmental assessments obtained in accordance with the Environmental Indemnity Agreement, engineering fees, architect's fees, standard flood hazard determinations, or other professional; (3) recording fees, filing charges, escrow charges, title charges, title insurance premiums, casualty and liability insurance premiums, costs of surveys and bonds; (4) travel expenses, and related expenses; (5) court costs; (6) processing fees and broker's fees, and (7) all other fees and expenses of Lender referred to or necessitated by the terms of this Agreement, the performance hereof or the construction and management of the Property. Fees for in-house counsel shall be based upon the fees of mid-sized law firms in the City of Chicago, for attorney's of comparable experience and expertise. Lender and Borrower hereby agree that Borrower shall not be liable for any Costs attributable to the negotiation and execution of any document, agreement or instrument entered into by Lender after the Closing Date and at any time prior to the occurrence of an Event of Default, in connection with the sale or transfer of any interest (including participation interests) in the Loan; provided that this exclusion shall not apply to Costs incurred prior to or on the Closing Date relating to the sale of a participation interest to Corus Bankshares, Inc.

     2.13. "Current Estoppels": the meaning ascribed to this term in Section 7.1(a).

     2.14. "Default Rate": an annual rate of interest equal to four percent (4%) plus the Interest Rate then in effect under the Note or this Agreement, as adjusted from time to time on each Adjustment Date.

     2.15. "Distribution": the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of any Person or any distribution of cash or cash flow in respect of any partnership, membership or other ownership interest in any Person, other than dividends payable solely in shares of common stock of such Person; or the purchase, redemption, or other retirement of any shares of any class stock or ownership interest of any Person or ownership interests in such Person, directly or indirectly through a subsidiary (of any tier) or otherwise, the making of any loans to any shareholder, member, constituent partner or affiliate; the return of capital by any Person to its shareholders, members or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or ownership interest of any Person or any partnership, membership or other ownership interest in any Person.

     2.16. "Easement Parcel": that certain easement legally described as Parcel 3 on Exhibit A attached hereto.

     2.17. "Environmental Laws": the definition ascribed to this term in the Environmental indemnity Agreement by Borrower in favor of Lender dated even date herewith, which definition is incorporated herein by reference.

     2.18. "Event of Default":  the definition  ascribed to this term in Article
10.

     2.19. "Existing Leases": those leases identified on Schedule 7.1, as amended from time to time in accordance with the terms of the Agreement.

     2.20. "Exit Fee": the definition ascribed to this term in Section 8.1(b).

     2.21. "GAAP": means generally accepted accounting principles applied in the preparation of the financial statements of a Person with such changes thereto as
(i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and (ii) shall be concurred in by the independent certified public accountants of recognized standing reasonably acceptable to Lender reviewing such financial statements of Borrower.

     2.22. "Governmental Authority": the various governmental or quasi-governmental bodies or agencies having jurisdiction over Borrower, Guarantor, the Property, or any portion thereof, or the use, occupancy, development or operation thereof.

     2.23. "Ground Lease": the meaning ascribed to this term in Section 3.10(a).

     2.24. "Guarantor": collectively PGR and any other party who guarantees all or a portion of the Secured Obligations.

     2.25. "Guaranty Agreement": that certain Limited Guaranty, dated even date herewith, delivered by PGR to Lender.

     2.26. "Guaranty Equivalent": any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such other Person's obligation, other than by endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly for the benefit of another Person: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

     2.27. "Hazardous Materials": the definition ascribed in this term in the Environmental Indemnity Agreement, delivered by Borrower and PGR to Lender concurrently herewith, which definition is incorporated herein by reference.

     2.28.  "Imposition":  the  definition  ascribed  to this  term  in  Section
5.17(a).

     2.29. "Indebtedness": with respect to any Person, at a particular time (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade; (iv) all obligations secured by a lien on property owned by such Person (whether or not assumed); and all obligations of such Person under capitalized leases (without regard to any limitation of the rights and remedies of the holder of such lien or the lessor under such capitalized lease to repossession or sale of such property); (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a product financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; (ix) all Guaranty Equivalents of such Person; and all obligations and liabilities with respect to unfunded vested benefits under any "employee benefit plan" or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a "multiemployer plan", as such terms are defined under the Employee Retirement Income Security Act of 1974.

     2.30. "Interest Rate": the definition ascribed to this term in Section 4.2(a).

     2.31. "Laws": all laws, statutes, ordinances, rules, decrees, judgments, orders, and/or regulations of any kind whatsoever, (including without limitation those relating to building, zoning, health, safety, life code, environmental protection, access, environmental barriers, public highway and public access) and specifically including without limitation all Environmental Laws, the Americans with Disabilities Act and similar state and local laws.

     2.32. "Leases": The Existing Leases and any Approved Lease entered into by Borrower with respect to the Property after the date hereof, as same may be amended in accordance with the terms of Section 7.2(b) of this Agreement.

     2.33. "Leased Parcel": that portion of the Property leased by Borrower pursuant to the Ground Lease, legally described as Parcel 2 on Exhibit A.

     2.34. "Leasehold Improvements": tenant improvements and build-out to leased premises required to be paid for by Borrower, pursuant to the terms of Approved Leases, whether such improvements are to be constructed by landlord or tenant under the applicable Approved Lease.

     2.35. "Leasing Commissions": commissions to be paid to licensed real estate brokers and/or agents with respect to an Approved Lease, including Leasing Commissions payable to Property Manager.

     2.36.  "Leasing  Cost  Account":  the  definition  ascribed to this term in
Section 7.3(a).

     2.37. "Leasing Costs": Leasing Commissions and the cost of Leasehold Improvements which are the obligation of Borrower, as landlord under the Leases, to be paid with respect to Approved Leases.

     2.38. "LIBOR  Adjustment  Index":  the definition  ascribed to this term in
Section 4.2(a).

     2.39.   "Loan   Documents":   all  documents,   agreements,   certificates,
instruments and other writings now or hereafter executed by or delivered or caused to be delivered by Borrower, Guarantor or any other Person to or for the benefit of Lender, evidencing or securing all or any part of the indebtedness evidenced by the Note and this Agreement, including, without limitation, the Commitment Letter, this Agreement, the Note, the Mortgage, the Guaranty Agreement, and all Modifications thereto or thereof.

     2.40. "Loan Party": Borrower, Guarantor and each and every other Person (other than Lender) who has executed or delivered a Loan Document.

     2.41. "Management Agreement": that certain Management Agreement dated February 5, 1999 by and between Borrower, as owner, and PGR, as manager, as amended or modified with Lender's prior written approval.

     2.42.  "Material  Adverse  Event":  an event  which has the  effect of: (i)
materially adversely affecting Borrower's ability to perform its obligations under this Loan Agreement or any other Loan Document to which it is a party;
(ii) materially adversely affecting Guarantor's ability to perform its obligations under the Guaranty Agreement or any other Loan Document to which it is a party; (iii) materially adversely affecting Borrower's ability to perform its obligations under any Ground Lease; (iv) affecting National City Bank's or Baker & Hostetler's obligation to perform under their respective Existing Leases as a result of any act or omission by Borrower, as landlord, under such Existing Leases; or (v) impairing the validity of the security interest in the Property or materially impairing the validity of the security interest in any other Collateral.

     2.43. "Maturity Date": April 30, 2006, or such earlier date that all Secured Obligations shall be due and payable by acceleration or otherwise.

     2.44.   "Mezzanine  Lender":   Fleet  National  Bank,  a  national  banking
association.

     2.45. "Mezzanine Loan": a loan made by Mezzanine Lender to PGR, and further described in Section 5.18.

     2.46. "Mezzanine Loan Documents": those documents identified on Schedule 5.18, attached hereto and made a part hereof.

     2.47. "Modifications": any extension, renewal, substitution, replacement, supplement, amendment or modification of any agreement, certificate, document, instrument or other writing, whether or not contemplated in the original agreement, document or instrument.

     2.48.  "Mortgage":  that certain  Open-End  Leasehold  Mortgage,  Mortgage,
Assignment of Leases and Rents, Security Agreement and Financing Statement granted by Borrower in favor of Lender which is a lien on the Property.

     2.49. "Net Cash Flow": means monthly Net Operating Income minus mandatory payments of principal and interest payable pursuant to Section 4.3(b) and any other amounts actually paid to Lender pursuant to Article 6.

     2.50.  "Net Insurance  Proceeds":  the definition  ascribed to this term in
Section 6.7(c).

     2.51. "Net Operating Income": means an amount equal to (a) monthly gross income from the Property, including but not limited to base rent, deposits or payments by tenants as reimbursements for taxes, insurance and operating expenses, Net Insurance Proceeds, Awards, security deposits (to the extent not deposited into the Security Deposit Escrow Account) and all other income from the Property, whether recurring or non-recurring and whether or not arising in the ordinary course of business, minus (b) the sum of (i) all necessary and ordinary expenses of the Property, actually incurred by the Borrower in the ownership, operation, repair and maintenance of the Property during such month, including payments to the Tax Escrow Account pursuant to Section 5.17(c), a management fee in the maximum amount of 6% of gross income, insurance reserves, to the extent not paid for by tenants or deposited into escrow by Borrower with Lender. Capital expenditures, Leasing Commissions and Leasehold Improvements and other similar costs incurred in leasing the Property shall not be deemed to be necessary and ordinary expenses of the Property.

     2.52. "Note": The promissory note made by Borrower in favor of Lender and all Modifications thereto.

     2.53. "Operating Account": an interest-bearing operating account which Borrower shall maintain with Lender for the Property.

     2.54. "Organizational Documents": of any Person shall mean, as applicable, its articles of incorporation, by-laws, certificate of existence, operating agreement, shareholders' agreement, certificate of partnership, certificate of limited partnership, partnership agreement, articles of organization, trust agreement, or similar documents or agreements governing its management and the rights, duties and privileges of its equity owners.

     2.55. "Permitted Exceptions": those exceptions to title listed on Exhibit B attached hereto.

     2.56. "Person": any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

     2.57. "PGR": Prime Group Realty, L.P., a Delaware limited partnership.

     2.58. "PGRT": Prime Group Realty Trust, a Maryland real estate investment trust.

     2.59. "Secured Obligations": (i) the principal of and interest on the Note and/or this Agreement; (ii) all indebtedness of any kind arising under, and all amounts of any kind which at any time become due or owing to Lender under or with respect to the Note, this Agreement, the Mortgage or any of the other Loan Documents; (iii) all of the covenants, obligations and agreements of Borrower or any other Loan Party in, under or pursuant to the Note, this Agreement, the Mortgage, and/or any of the other Loan Documents; (iv) all advances, costs or expenses paid or incurred by Lender to protect any or all of the Collateral, perform any obligation of Borrower or any other Loan Party hereunder or under any other Loan Document, or collect any amount owing by Borrower to Lender; (v) any and all other liabilities, obligations and indebtedness, howsoever created, arising or evidenced, direct or indirect, absolute or contingent, recourse or nonrecourse, now or hereafter existing or to become due, owing by Borrower and/or Guarantor to Lender with respect to this Agreement, the other Loan Documents and/or the Property; (vi) interest on all of the foregoing; and (vii) Costs and the Exit Fee.

     2.60. "Security Deposit Escrow Account" the escrow account established pursuant to Section 7.3(c).

     2.61. "Tax Escrow Account": the meaning ascribed to this term in Section 5.17(c).

     2.62. "Unavoidable Delay": a delay in the completion of the Work caused by or attributable to acts of God, unusual weather conditions, strikes, lockouts or labor disputes (including those involving Borrower if Borrower has used all reasonable means to conclude the strike, lockout or labor dispute short of conceding Borrower's position in the labor matter), inability to obtain an adequate supply of materials, fuel, water, electricity, labor or other supplies, casualty, governmental action, accidents, breakage, repairs, or other conditions, matters or events which are not within the control of Borrower and not attributable to the bad faith of Borrower, excluding the lack of funds to perform any obligations hereunder.

     2.63. "Unmatured Default": any event which with the passage of time, the giving of notice or both would be an Event of Default hereunder or under any other Loan Document.

     2.64. "Work": the definition ascribed to this term in Section 5.19.

3. Representations and Warranties.

To induce Lender to execute this Agreement and to make the Loan, Borrower hereby makes the following representations, warranties and covenants, in addition to those representations set forth in other Sections of this Agreement, which representations and warranties shall be true and correct on the date hereof and, unless expressly limited, shall be true and correct at all times during the term hereof.

     3.1. Title and Property.

          (a) Borrower has good and marketable leasehold title to the Leased Parcel and to the fee simple title to the other portions of the Property, free of all liens, claims and encumbrances, options or leases, except the Permitted Exceptions and the Approved Leases, if any.

          (b) Borrower is well seized of a good, valid and marketable right with respect to the Easement Parcel.

          (c) There are no liens, claims, encumbrances, leases, licenses, agreements for occupancy, agreements to sell, options to sell, agreements with contractors, architects, engineers, or any other Person relating to the Property or the ownership, operation or development of the Property, other than the Permitted Exceptions, the Existing Leases, the Management Agreement, and the Approved Leases, if any, and service contracts entered into in the ordinary course of business, which have been previously disclosed to Lender.

          (d) Borrower does not own: (i) any personal property, other than equipment incidental to the operation and maintenance of the Property, or
     (ii) intangible property (including contract rights) other than the Existing Leases, the Management Agreement, the other Approved Leases (if any), service contracts and other contracts relating to the operation and maintenance of the Property.

          (e) As of the date hereof, the improvements on the Property consist of a 35-story office building, a 4-story connecting annex building and an adjacent 7-level parking garage, containing approximately 766,965 net rentable square feet and parking for approximately 645 automobiles. The Property is commonly known as 1900 E. Ninth Street, Cleveland, Ohio. A portion of the Property consisting of approximately 7,264 square feet (with
     54.67 feet of direct frontage along Ninth Street) and 132.74 feet deep is leased pursuant to the Ground Lease.

     3.2. Organization.

          (a)  Borrower.  Borrower  now, and at all times during the term hereof
     (i) is and shall be a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has complied with all conditions prerequisite to its doing business in the State of Ohio; (ii) has the power and authority to own its properties and to transact the business in which it is engaged or proposes to engage;
     (iii) is qualified to do business in every jurisdiction in which the nature of its business or its properties makes such qualification necessary; and
     (iv) is in compliance with all Laws applicable to it, unless failure to comply is not likely to result in a Material Adverse Event. The Organizational Documents of Borrower, copies of which have been furnished to Lender, are in full force and effect, have not been amended since the date of delivery to Lender, and are true, correct and complete copies of all documents relating to Borrower's creation and governance.

          (b) PGRT. Prime Group Realty Trust (i) is, and at all times during the term hereof shall be, a real estate investment trust, duly organized, validly existing and in good standing under the laws of the State of Maryland; (ii) has the power and authority to own its properties and to transact the business in which it is engaged or proposes to engage; (iii) is qualified to do business in every jurisdiction in which the nature of its business or its properties makes such qualification necessary; and (iv) is in compliance with all Laws applicable to it, unless failure to comply is not likely to result in a Material Adverse Event. The Organizational Documents of Prime Group Realty Trust, copies of which have been furnished to Lender, are in full force and effect, have not been amended since the date of delivery to Lender, and are true, correct and complete copies of all documents relating to Prime Group Realty Trust's creation and governance.

     3.3. Authority.

          (a) Borrower. Borrower has and at all times during the term hereof shall have full power, right, capacity and is duly authorized and empowered to enter into, execute, and deliver this Agreement and the other Loan Documents to be executed and delivered by it, and to perform its respective obligations hereunder and thereunder and all such action has been duly and validly authorized by all necessary limited liability company proceedings on its part. Upon the execution and delivery hereof and thereof, this Agreement and all such Loan Documents will be valid, binding upon and enforceable against Borrower in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting creditor's rights generally. Without limitation of the foregoing, Borrower has the power and authority to borrow pursuant to this Agreement and the other Loan Documents to the fullest extent permitted hereby and thereby, and has taken all limited liability company actions necessary to effect and authorize such borrowings. The execution and delivery by Borrower of this Agreement and the other Loan Documents to be executed and delivered by Borrower does not and will not contravene, conflict with, violate or constitute a default under the Organizational Documents of Borrower, or to Borrower's knowledge, any applicable Law or any agreement, indenture or instrument to which Borrower is a party, by which Borrower or any of its property is bound, or which is binding upon or applicable to the Property or any portion thereof.

          (b) Violations. Neither the execution and delivery of this Agreement or any other Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof, does or will at any time during the term hereof:

               (i) violate or conflict with any Law which is likely to cause a Material Adverse Event; or

               (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any lien upon any property of Borrower (except for any lien in favor of Lender securing the Secured Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of Borrower under or in connection with:

                    1. the Organizational Documents of Borrower,

                    2. any  agreement  or  instrument  creating,  evidencing  or securing any Indebtedness or any Guaranty Equivalent to which Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or

                    3. as of the date hereof,  any other agreement or instrument or arrangement to which Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, unless failure to comply is not reasonably likely to result in a Material Adverse Event.

     3.4. Litigation. As of the date hereof, except as set forth in Schedule 3.4, there is no condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending nor, to Borrower's knowledge, threatened affecting Borrower, Guarantor or the Property that if adversely determined is reasonably likely to result in a Material Adverse Event and Borrower knows of no basis therefor.

     3.5. Financial Statements. As of the date hereof, all financial information submitted to Lender relating to Borrower, the Property, and/or Guarantor, is true and correct in all material respects, has been prepared in accordance with GAAP, consistently applied, fairly presents the financial condition of the Person or entity to which they pertain and the other information therein described, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Agreement. As of the date of this Agreement, no material adverse change has occurred in the financial condition of Borrower or the Property since the dates of said financial statements. Attached hereto as Schedule 3.5, is a statement of the actual cash flow of the Property for the calendar year 2000.

     3.6. Borrower's Financial Condition.

          (a) Adverse Conditions. As of the date hereof, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or to Borrower's knowledge threatened litigation or proceeding or basis therefor) exists, (i) which is likely to result in a Material Adverse Event; or (ii) which would constitute an Event of Default or Unmatured Default under any of the Loan Documents.

          (b) Solvency. Borrower (i) is now and at all times during the term hereof shall be generally paying its debts as they mature; (ii) now owns, and at all times during the term hereof shall own, property which, at a fair valuation, is greater than the sum of its debts; and (iii) now has and at all times during the term hereof shall have capital sufficient to carry on its business and transactions and all business transactions in which it is about to engage.

          (c) Tax Returns and Charges. All tax and informational returns required to be filed by or on behalf of Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other Charges upon Borrower, or upon any of its properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of the appropriate entity.

          (d)  Taxes.   Borrower  does  not  know  of  any  proposed  additional
     assessment or basis for any material assessment for additional taxes (whether or not reserved against).

          (e) Indebtedness. Borrower has no Indebtedness other than Indebtedness evidenced hereby or arising in the ordinary course of its business since the dates reflected in the most recent financial statements delivered to Lender, which is not Indebtedness for borrowed money. Borrower has not entered into any Guaranty Equivalent, other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business, or as otherwise expressly permitted pursuant to the terms hereof.

          (f) Undisclosed Liabilities. Borrower has no liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, or otherwise, whether or not due), except (i) as disclosed in the financial statements heretofore delivered to Lender; and (ii) since the date of the most recent financial statements delivered by Borrower to Lender, liabilities, obligations, and commitments incurred by Borrower in the ordinary course of business and consistent with past practices or in connection with the acquisition and/or management of the Property.

          (g) Default Under Other Agreements. Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

          (h) REG U et al. Borrower's execution and delivery of this Agreement and the other Loan Documents does not or will not at any time during the term hereof directly or indirectly violate or result in a violation of the Securities Exchange Act of 1934, as amended, and Regulations U, T and X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively). Borrower does not own or intend to purchase or carry any "margin security", as defined in such regulations.

     3.7. Business Purpose; Margin Stock; Securities. Borrower warrants and represents to Lender that it shall use the proceeds of the Loan solely for costs to repay existing Indebtedness secured by the Property and for other general purposes in the normal course of business. Borrower's use of the proceeds is a legal and proper use (duly authorized by all requisite action of the managers and members of Borrower), in accordance with applicable Laws, as in effect from time to time. Borrower further warrants and represents to Lender and covenants with Lender that it is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     3.8. UCC Financing Statements. Except for financing statements in favor of Lender, there are and shall be no UCC financing statements in effect which pertain to: (i) any rights in any personal property or fixtures now or hereafter owned by Borrower and situated on the Property and/or, (ii) as to any personal property or fixtures owned by Borrower.

     3.9. Single Purpose Entity. Borrower represents, warrants, covenants and agrees to ensure at all times during the term of this Agreement, that it shall operate and maintain its status as an independent entity, separate and distinct from all other entities, and that:

          (a) Borrower shall not own property or assets, other than the Property, any improvements thereon, leases thereof, contract rights relating thereto, and other personal and intangible property used or useful solely in connection with the ownership, operation, and maintenance of the Property;

          (b) Borrower shall not enter into any agreement to provide services to any third party other than tenants of the Property;

          (c) Borrower's Operating Agreement shall limit its purpose to owning, constructing, developing, operating, managing, improving, leasing, selling, mortgaging, financing, refinancing and maintaining the Property and other lawful activities incidental thereto;

          (d) Borrower shall not engage in any business or activity other than the acquisition, construction, ownership, improvement, leasing, operation and maintenance of the Property, and other lawful activities incidental thereto;

          (e) Borrower shall not acquire or own any material asset other than the Property and incidental personal property as may be necessary or appropriate for the operation, leasing and maintenance of the Property;

          (f) Borrower shall not merge into or consolidate with any Person or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

          (g) Borrower shall not own any subsidiary or make any investment in or acquire the obligations or securities of any other Person, other than certificates of deposit, money market accounts or other similar short-term investments;

          (h) Borrower shall not co-mingle its funds or other assets (including but not limited to receipts and disbursements) with the funds or other assets of any other Person including but not limited to PGR, Prime Group Realty Trust or any other affiliate of PGR;

          (i) Borrower shall pay its debts and liabilities from its own assets and shall not pay or become liable for the debts of any other Person;

          (j) Borrower shall correct any known misunderstandings regarding the separate identity of its managers or members;

          (k) Borrower shall not hold itself out to be responsible for the debts of another Person;

          (l) Borrower shall maintain books and records and bank accounts separate from those of any other Person;

          (m) Borrower shall maintain its assets in such a manner that is not costly or difficult to segregate, identify or ascertain such assets;

          (n) Borrower shall hold regular entity meetings, as appropriate, to conduct its business and observe all other appropriate entity formalities;

          (o) Borrower shall hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;

          (p)  Borrower  shall  prepare   separate  tax  returns  and  financial
     statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

          (q) Borrower shall allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

          (r) Borrower shall transact all business with affiliates on an arm's length basis;

          (s) Borrower shall conduct business in its own name and use separate invoices and checks;

          (t) Borrower shall not assume, guarantee, or pay the debts or obligations of any other Person; and

          (u) PGR as the sole member of Borrower has not and will not: (1) advance or contribute property to Borrower other than by way of capital contribution, or (2) accept or cause to be made any transfer or distribution of Borrower's assets to such members in respect of their ownership of Borrower (other than cash or cash-equivalents pursuant to duly authorized actions of Borrower taken in accordance with the laws of the State of Delaware and the State of Ohio).

     3.10. Ground Lease. Borrower hereby makes the following representations, warranties and covenants relating to the Ground Lease:

          (a) Lease. By mesne conveyances, Borrower is the tenant under that certain Lease by and between The Kope Realty Company and National City Bank, filed for record October 26, 1976 at 2:29 P.M., and recorded in Lease Volume 515, Page 1 of Cuyahoga County Records and assigned by assignment of Lease from National City Bank to National City Center Joint Venture, filed for record October 21, 1977 at 3:14 P.M., and recorded in Lease Volume 523, Page 47 of Cuyahoga County Records and by Assignment between National City Center Joint Venture, an Ohio Partnership, and Euclid-Ninth Community Urban Redevelopment Corporation, field for record December 12, 1977 at 11:40 A.M., recorded in Lease Volume 524, Page 469 of Cuyahoga County Records, and by Assignment and Assumption of the Kope Lease from Euclid-Ninth Community Urban Redevelopment Corporation to BRE/City Center L.L.C., dated as of February 10, 1998 filed for record February 17, 1998 recorded in Volume 981563, Page 20 of Cuyahoga County Records (the "Ground Lease"), pursuant to which Borrower leases the Leased Parcel. A true, accurate and complete copy of the Ground Lease is attached to the estoppel certificate of ground lessor, which has been delivered to Lender concurrently herewith. There are no Modifications to the Ground Lease which have been entered into or have been agreed to, which are not attached to said estoppel certificate.

          (b) Default; Enforceability. To Borrower's knowledge, the Kope Realty Company is the fee titleholder of the Leased Parcel and the ground lessor under the Ground Lease. The Ground Lease is in full force and effect, enforceable by Borrower, as tenant, in accordance with its terms. No default, event of default or event which with the passage of time, the giving of notice or both would be a default under the Ground Lease has occurred and is continuing under the Ground Lease by Borrower, or to Borrower's knowledge by ground lessor.

          (c) Possession. Borrower is the sole tenant under the Ground Lease and is in exclusive possession of the Leased Parcel, subject only to Existing Leases and the Permitted Exceptions, if any, related to the Leased Parcel.

          (d) Lease Premises. The entire premises leased pursuant to the Ground Lease is legally described as Parcel 2, on Exhibit A, attached hereto.

          (e) Performance. Borrower shall at all times during the term hereof, fully and timely perform in all material respects all obligations as tenant under the Ground Lease and shall not permit a default or an event of default by Borrower to occur under the terms thereof which could permit ground lessor to terminate such Ground Lease. Borrower hereby expressly acknowledges and agrees that a default under the Ground Lease shall be an Event of Default hereunder.

          (f) Notices. Borrower shall deliver or cause to be delivered to Lender any notice, demand, or other communication by ground lessor to Borrower (or PGR or affiliates) relating to the Ground Lease.

          (g) Modifications. Subject to the provisions of Section 5.3 relating to the purchase of the Leased Parcel, Borrower shall not amend, modify or supplement the Ground Lease in any manner whatsoever, without Lender's prior written consent, which consent may be withheld in Lender's exclusive discretion.

          (h)  Rent:   The  annual  rent  payable  under  the  Ground  Lease  is
     $33,810.26, payable in quarterly installments of $8,452.57 and has been prepaid through August 31, 2001.

     3.11. Easement Parcel. Borrower hereby represents and warrants that there exists no default, event of default or event which with the passage of time, the giving of notice or both would be a default under or with respect to the Easement Parcel.

4. Loan, Interest Payment and Maturity

     4.1. Loan. Concurrently with the execution of this Agreement Lender has disbursed the Loan to Borrower.

     4.2. Calculation of Interest.

          (a) Interest Rate. Subject to the provisions of Section 4.4, the outstanding principal balance of the Loan, from time to time, shall bear interest at a rate per annum (the "Interest Rate") equal to the sum of (i) the three (3) month London Interbank Offered Rate ("LIBOR Adjustment Index") as quoted in the Money Rates Section of The Wall Street Journal on the morning applicable date of determination plus (ii) three and five one-hundredths of one percent (3.05%) (the "Applicable Percentage").

          (b) The Interest Rate shall be determined as provided in Section 4.2(a) above on the date of the initial disbursement and shall be adjusted on the tenth (10th) day of each February, May, August and November thereafter during the term hereof (each such date is hereinafter referred to as an "Adjustment Date"), based on the LIBOR Adjustment Index determined on such Adjustment Date, plus the Applicable Percentage. The Interest Rate shall be adjusted on each Adjustment Date; provided that if an - Adjustment Date is not a Business Day on which The Wall Street Journal is published, then the Interest Rate shall be determined on the next Business Day, effective retroactively to the Adjustment Date. Lender shall not be required to give Borrower notice of any adjustment of the Interest Rate on an Adjustment Date. The Interest Rate shall be fixed between Adjustment Dates. In the event The Wall Street Journal ceases to publish LIBOR Adjustment Index rates, then Lender shall determine the LIBOR Adjustment Index by reference to such other publication as Lender shall reasonably select.

          (c) Calculation of Interest. Interest on funds advanced hereunder shall: (i) accrue at the Interest Rate or the Default Rate, as applicable; and (ii) be computed at the Interest Rate or Default Rate (as applicable) then in effect and shall be based on the principal balance outstanding. Interest shall be computed based on a 360-day year and charged for the actual number of days elapsed. If any disbursement is made into escrow at the request of Borrower, interest shall be charged from the date of disbursement into escrow.

     4.3. Payments.

          (a) Monthly Principal and Interest. Commencing on May 10, 2001 and on the ten (10th) day of each month during the term hereof, Borrower promises to pay to the order of Lender equal monthly installments of principal and interest, as adjusted on each Adjustment Date in accordance with the terms hereof. The monthly payment shall be an amount equal to interest on the unpaid principal balance on such Adjustment Date at the Interest Rate (determined in accordance with Section 4.2), plus principal amortized over a twenty-five year (300 month) period (the "Amortization Period"). On each Adjustment Date, the monthly payment of principal and interest shall be recalculated based upon the then unpaid principal balance, at the Interest Rate determined in accordance with Section 4.2 and amortized over period of time from the Adjustment Date to the last day of the Amortization Period. The payments of principal and interest determined in accordance with such calculation shall be due and payable on the tenth (10th) day of each month thereafter until the next occurring Adjustment Date. All payments shall be made without notice or demand. Any principal payment made to Lender pursuant to Section 4.3(b) or Section 17(b)(ii) of the Guaranty Agreement shall not reduce the amount of the monthly payment of principal and interest determined on the immediately preceding Adjustment Date, until the next occurring Adjustment Date.

          (b) Net Cash Flow. Commencing on February 1, 2004 and on the first day of each month thereafter, Borrower shall pay to Lender, as a mandatory principal payment, 100% of the Net Cash Flow for the immediately preceding month until the principal balance of the Loan has been reduced by an amount equal to $2,000,000 from payments made pursuant to this Section 4.3(b). The payments due pursuant to this Section 4.3(b) shall be in addition to, and not in lieu of, those payments of principal required to be paid pursuant to
     Section 4.3(a) or any other provision of this Agreement or any other Loan Document. At such time as the principal balance of the Loan has been reduced by an amount equal to $2,000,000 from payments made pursuant to this Section 4.3(b) (and not including any amounts paid pursuant to Section 4.3(a)), Net Cash Flow shall be deposited into the Leasing Cost Account pursuant to Section 7.3(a).

          (c) Optional Principal Payment. Guarantor shall have the right to make a principal payment in an amount equal to $5,000,000 in accordance with the provisions of Section 17(b)(ii) of the Guaranty Agreement, without payment of prepayment premium payable in accordance with Section 4.6. Such principal payment shall not be paid by Borrower or from the proceeds of the operation of the Property,


          (d) Maturity. Borrower promises to pay to the order of Lender the unpaid principal balance plus all accrued but unpaid interest on the Loan, if not sooner paid or payable by acceleration or otherwise, on the Maturity Date. All Secured Obligations (including but not limited to principal, interest, Costs and the Exit Fee) shall be due and payable, if not sooner paid or payable by acceleration or otherwise, on the Maturity Date.

          (e) Method of Payment. All monthly payments of principal and interest required hereunder and all payments due on the Maturity Date shall be made payable to the order of Lender at Lender's principal place of business set forth on page 1 of this Agreement, in immediately available funds no later than 2:00 (C.S.T. or C.S.D.T., if applicable) on the first day of each month during the term hereof or on the Maturity Date, as applicable.

     4.4. Default Rate. Upon the occurrence of any Event of Default and during the continuation thereof, the principal amount of the Loan, plus all Costs, fees and advances made by Lender in accordance with the provisions of this Agreement or any other Loan Document shall bear interest at the Default Rate.

     4.5. Late Payment Fee. Borrower acknowledges that any late payment to Lender of principal, interest or any other amount required to be paid under this Agreement, the Note or any other Loan Document will cause Lender to incur costs not contemplated by this Agreement, the Note or any other Loan Document, the exact amount of which is difficult and impractical to ascertain. Borrower shall pay Lender a late payment fee equal to five percent (5 % ) of any payment of principal, interest or other amount to be paid under this Agreement, the Note or any other Loan Document which is not received by Lender within fifteen (15) days of the date when due. The late payment fee provided for herein shall be in addition to any interest owed at the Default Rate and shall be payable for each month or partial month during which payment is late.

     4.6. Prepayment. Borrower may prepay the Loan, in whole or in part, at any time, upon no less than two (2) Business Days notice. In the event Borrower elects to prepay the Loan, or the Loan is prepaid, from sources other than from Net Insurance Proceeds or Awards or as provided in Section 4.7, then Borrower shall pay to Lender a prepayment fee in an amount equal to: (a) two percent (2%) of the sum of the principal amount prepaid, if such prepayment is made on or before April 30, 2002, and (b) one percent (1 %) of the amount prepaid if such prepayment is made after April 30, 2002 but on or before April 30, 2003. Subject to the provisions of the penultimate sentence of this Section 4.6, the prepayment fee required to be paid pursuant to this Section 4.6 shall be applicable to all prepayments of principal, from any source of funds or cause of prepayment, including but not limited to voluntary prepayments, mandatory prepayments, payments made after an Event of Default or acceleration (or if not paid, the prepayment fee shall be added to the principal balance hereof), and payments made by Guarantor or any other Person pursuant to a Guaranty Agreement, or otherwise. Notwithstanding anything to the contrary contained herein, prepayments from Guarantor pursuant to Section 17(b)(ii) of the Guaranty, Net Insurance Proceeds or Awards or as provided in Section 4.7 shall not be required to include or be subject to the prepayment fee set forth in this Section 4.6. Borrower may prepay the Loan at any time after April 30, 2003 without paying a prepayment fee; provided that all other fees and Costs hereunder shall be due and payable, including the Exit Fee.

     4.7. Maximum Legal Interest Rate. The provisions of this Section shall govern and control over any irreconcilably inconsistent provision contained in this Agreement or in any other document evidencing or securing the indebtedness evidenced hereby. Lender shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section the word "interest" shall be deemed to include any sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event Lender ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; provided that no prepayment premium or penalty shall be payable in connection with such payment and, if the principal of this Agreement is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Agreement, provided that if this Agreement is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, Lender shall refund to Borrower the amount of such excess and, in such event, Lender shall not be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. "Highest Lawful Rate" shall mean the maximum rate of interest which Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

     4.8. Application of Payments. Lender shall have the right unilaterally (and without notice to or the consent of any Person) to allocate any and all payments which may be received by or tendered to Lender made by Borrower or any other Person at any time or from time to time and which relate in any way to the Loan or any other of the Secured Obligations then due and payable in any order of priority as Lender in its sole and exclusive discretion shall elect, as follows:
(i) to the payment of any Costs; (ii) to accrued but unpaid interest, penalties, late payment fees and the Exit Fee; and (iii) to principal. Borrower, (1 ) irrevocably waives the right to direct the application of payments and collections received by Lender from or on behalf of Borrower, Guarantor and/or any other Person, and (2) agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Loan or any other Secured Obligations then due and payable in such manner as Lender may deem appropriate, notwithstanding any entry by Lender upon any of its books and records.

     4.9. Reapplication of Payments. To the extent that Lender receives any payment on account of the Secured Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Lender and applied on account of the Secured Obligations and any lien on the Property and all other collateral shall be deemed to continue in full force and effect not withstanding any release of such lien executed by Lender. Borrower shall execute any and all agreements, notes, documents, mortgages, security agreements or financing statements reasonably requested by Lender to effect the provisions of this Section.

     4.10. Maturity Date. The Maturity Date shall be April 30, 2006, unless accelerated upon the occurrence of an Event of Default in accordance with the provisions hereof. On the Maturity Date, and unless the Loan has been sooner prepaid in full by Borrower or accelerated by Lender, Borrower shall pay to Lender the Secured Obligations (including, but not limited to, the entire outstanding principal balance of the Loan, all accrued and unpaid interest, any prepayment fee, the Exit Fee, and all other sums then due and owing to Lender under the Note, this Agreement and the other Loan Documents).

5. Borrower's Covenants

     5.1. Representation and Warranties. To the extent any representation or warranty contained herein refers to an event or state of facts which exists on the date hereof and shall exist during the term hereof, said representation or warranty shall be deemed to be an affirmative covenant by Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate in all material respects at all times during the term hereof. To the extent any representation, warranty or covenant herein (including the negative covenants set forth herein) relates to any other Person (including but not limited to any other Loan Party) it shall be deemed to be a covenant of Borrower to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.

     5.2. Reports and Financial Covenants.

          (a) Books. Borrower shall keep and maintain at Borrower's sole cost and expense complete and accurate books and records in accordance with GAAP, consistently applied and Borrower shall report its operations for tax purposes in accordance with tax accounting procedures, consistently applied. The fiscal year of Borrower shall end on December 31 of each year, unless a different fiscal year shall be required by the Internal Revenue Code. Borrower shall permit Lender and any authorized representatives of Lender to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrower at all reasonable times upon the giving of reasonable notice of such intent. In addition, in the event that any material default, material adverse litigation or material adverse change occurs in the financial condition of Borrower, then Borrower shall promptly notify Lender of such occurrence.

          (b) Reports. Borrower shall deliver or cause to be delivered to Lender those reports and financial statements set forth below. All such financial statements shall be prepared in accordance with GAAP set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any Person succeeding to the functions thereof).

               (i) As soon as practicable, but in no event later than the 20th day of every month, a statement of income and expense relating to the Property for the immediately preceding month, in form and detail reasonably required by Lender and setting forth a calculation of Net Cash Flow for said month;

               (ii) As soon as practicable and in any event within 120 days after the end of each calendar year, Borrower shall deliver to Lender statements of income, member's capital and cash flow of Borrower, for such calendar year, and the balance sheet of Borrower as of the end of such calendar year, all in detail and satisfactory in scope to Lender and reviewed or compiled by independent certified public accountants selected by Borrower and acceptable to Lender, in its sole but reasonable discretion;

               (iii) Within twenty (20) days of the filing thereof, federal income tax returns of Borrower, (or any request for extension of the filing date thereof) all certified to be true, complete and correct by an authorized representative of Borrower; and

               (iv) Borrower shall provide, from time to time during the term hereof, such other information and reports, financial and otherwise, concerning Borrower, Guarantor and the Property as Lender may reasonably request.

          (c) Guarantor's Financials. Borrower shall cause Guarantor to deliver all financial reports and to comply with all financial covenants set forth pursuant to the Guaranty Agreement.

     5.3. Ownership. Borrower shall at times own fee simple title to the Property identified as Parcel 1 on Exhibit A and a valid leasehold interest in the Property identified as Parcel 2 on Exhibit A, free of all liens, claims and encumbrances, other than the Permitted Exceptions, and shall be seized of a good, valid and marketable right with respect to the Easement Parcel identified as Parcel 3 on Exhibit A. Notwithstanding anything to the contrary contained herein, provided no Event of Default has occurred hereunder or would be created thereby, Borrower may purchase fee title to the Leased Parcel for a purchase price set forth in the Ground Lease at any time during the term hereof, whether pursuant to the exercise of the option set forth therein, or otherwise; provided that Borrower shall concurrently with the acquisition of fee title to such land, amend the Mortgage to provide that it is a mortgage and lien upon such fee title to such land.

     5.4. Ownership; Modification to Operating Agreement.

          (a) On the date hereof and (subject to the provisions of Section 5.4(d)) at all times during the term hereof, (i) Borrower's sole member shall be PGR, and (ii) Prime Group Realty Trust shall be the managing general partner of PGR.

          (b) Except as provided in the Mezzanine Loan Documents or as otherwise provided herein, during the term hereof, there shall be no assignment, pledge, or transfer (whether by operation of law or otherwise, and whether for security purposes or otherwise) of any equity interest (including the right to receive distributions and profits and the right to vote or exercise any control) in Borrower.

          (c) Borrower shall not, without the prior written consent of Lender which may be withheld in Lender's sole and exclusive discretion, (i) amend or modify in any material manner, its operating agreement or any other Organizational Document of Borrower, or (ii) subject to the provisions of
     Section 5.4(d), issue new membership interests in Borrower.

          (d) Notwithstanding the foregoing, upon the occurrence of an Event of Default under the terms of the Mezzanine Loan Documents, Mezzanine Lender or its nominee, shall be permitted to exercise its rights and remedies under the Mezzanine Loan Documents and Mezzanine Lender or its nominee shall have the right to become a member of Borrower. Prior to an Event of Default under the terms of the Mezzanine Loan Documents, Borrower may refinance the Mezzanine Loan; provided that, (i) such lender enters into a Certificate and Agreement upon substantially the same terms as Mezzanine Lender has entered into concurrently herewith (with such modifications as Lender shall approve, in its sole, but reasonable discretion); (ii) the new loan must be on substantially the same or better economic terms as the Mezzanine Loan (as determined by Lender, in Lender's sole discretion); and
     (iii) the collateral granted to secure performance thereof shall not include the Collateral or any other asset of Borrower.

     5.5. Distributions; Payments to Affiliates. Provided no Event of Default or Unmatured Default has occurred or would be created thereby, Borrower shall be permitted to make and Borrower's member shall be permitted to receive
Distributions with respect to the ownership of equity interests of Borrower. Except as heretofore disclosed in writing to Lender, Borrower shall not: (a) enter into any agreement with any affiliate of Borrower to provide services to Borrower or the Property or (b) pay any affiliate for any services rendered to the Property.

     5.6.  Operating  Account.  Borrower  shall  establish  an  interest-bearing
Operating Account with Lender, into which all revenue associated with the Property, including, without limitation, Lease rental payments, shall be deposited and from which Distributions and all expenses of the operation of the Property, including, without limitation, Loan payments shall be paid. A security interest in the Operating Account is hereby granted to Lender to secure payment and performance of all Secured Obligations, whether now existing or hereafter arising. Failure to deposit all revenues from the operation of the Property into the Operating Account shall be an Event of Default.

     5.7. Furnishing Information and Deliveries.

          (a) Inspections. Borrower will:

               (i) cooperate with Lender in arranging for inspections by Lender of the Property from time to time at any reasonable time upon prior notice (unless an Event of Default has occurred, in which event no notice shall be required) and shall permit Lender access to the Property during business hours; provided that Lender shall use commercially reasonable efforts not to interfere with the quite enjoyment of the Property by any tenant of the Property or in any other manner which would cause a default by Borrower, as lessor of the Property;

               (ii) in addition to the financial statements required to be provided pursuant to Section 5.2 hereof and pursuant to the terms of the Guaranty, promptly supply Lender with such reasonable information concerning its assets, liabilities and affairs, and the assets, liabilities and affairs of Borrower and Guarantor, as Lender may reasonably request from time to time hereafter;

               (iii) deliver to Lender either all of its executed originals (in the case of chattel paper or instruments) or certified copies (in all other cases) of all licenses, agreements creating or evidencing intangibles, all amendments and supplements thereto, and any other document or instrument which is or evidences Collateral;

               (iv) maintain a standard and modern system of accounting in accordance with GAAP;

               (v) permit Lender or any of its agents or representatives to have access to and to examine all books and records regarding Borrower, PGR and the Property (including, but not limited to books and records necessary or desirable for Lender to determine compliance by Borrower, PGR and or Prime Group Realty Trust with the financial covenants set forth in the Guaranty Agreement) at any time or times hereafter during business hours, after reasonable prior telephonic notice to make copies thereof and to discuss the records with Borrower, its agents, accountants and employees at all times; and

               (vi) permit Lender to copy and make abstracts from any and all of said books and records.

          (b) Notices. In addition to those notices required elsewhere in this Agreement, Borrower shall provide Lender with written notice immediately after obtaining knowledge of:

               (i) except as otherwise previously disclosed, any event or occurrence which Borrower has determined is or with the giving of notice or the passage of time will likely be a Material Adverse Event;

               (ii) the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower is a party; and/or

               (iii) as soon as possible and in any event within five (5) Business Days after Borrower shall have obtained knowledge of the occurrence of an Event of Default or Unmatured Default, the written statement of Borrower setting forth the details of such event and the action which Borrower proposes to take with respect thereto.

     5.8. Mechanic's Lien Claims. Borrower will not suffer or permit any mechanic's lien claims to be filed or otherwise asserted against the Property or against any funds due any contractor or subcontractor, and Borrower will promptly, and in any event within thirty (30) days after receipt of notice of filing, discharge, or cause to be discharged, the same in case of the filing of any claims for lien or proceedings for the enforcement thereof; provided that in connection with any such lien or claim which Borrower may in good faith desire to contest, Borrower may contest the same by appropriate legal proceedings diligently prosecuted, but only if Borrower shall furnish such security or indemnity as Lender, in its sole and exclusive discretion, requires to induce the title insurer to issue an endorsement to the Lender's title policy, in form and substance acceptable to Lender, in Lender's sole discretion, insuring Lender against all loss, damage or expense (including the cost of defense) arising from such lien.

     5.9. Lender's Right to Discharge Lien Claims. With respect to the matters set forth in Section 5.8, if Borrower shall (a) fail within said thirty (30) days to discharge any asserted liens or claims, or (b) fail within said thirty
(30) days to contest asserted liens or claims and to give security or indemnity in the manner provided in Section 5.8, or (c) having commenced to contest the same, and having given such security or indemnity, fail to prosecute such contest with diligence, or to maintain such indemnity or security so required by the title insurer for its full amount, or (d) upon a final adverse conclusion of any such contest, fail within five (5) days after the date of any such final adverse conclusion of judgment to cause any judgment or decree to be satisfied and lien to be released, then Lender may, but shall not be required to, procure the release and discharge of any such claim and any judgment or decree thereon at Lender's election upon five (5) Business Days notice to Borrower; and, further, Lender may, in its sole and exclusive discretion, effect any settlement or compromise of the same, or may furnish such security or indemnity to any title company, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements hereunder and shall bear interest from the date so disbursed until paid at the Default Rate. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

     5.10. Compliance with Requirements.

          (a) Compliance with Laws.

               (i) Borrower will at all times be in material and substantial compliance with, and cause the Property and the use and condition thereof be in material and substantial compliance with, all Laws (including, but not limited to, any Laws relating to the holding, investing and retention of security deposits, zoning or building laws or ordinances, any noise abatement, occupancy, or environmental protection laws or regulations, any rules or regulations of the Federal Aviation Administration, or any rules, regulations or orders of any governmental agency), and will observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, easements, rights-of-way, covenants, restrictions, grants, franchises and concessions (including, without limitation, those relating to land use and development, landmark preservation, construction, access, water rights and use, noise and pollution) which are applicable to Borrower or have been granted (whether or not of record) for the Property or the use thereof. Unless required by applicable Law or unless Lender has otherwise first agreed in writing, Borrower shall not make or allow any changes to be made in the nature of the use of the Property or any portion thereof as an office building, parking garage and ancillary uses. Borrower shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and affecting the Property or any part thereof without in each case obtaining Lender's prior written consent thereto, which consent may be withheld in Lender's sole discretion.

               (ii) Borrower will cause the Property to all times to comply with all ADA Requirements (as hereinafter defined). Notwithstanding the foregoing, Lender's consultant has identified the ADA Work which might be required to cause the Property to be in compliance with ADA. In the event any Governmental Authority makes demand upon Borrower, or any other Person commences a proceeding to require the Property to comply with ADA, in addition to taking such other action as may be required by such Governmental Authority or proceeding, Borrower shall promptly complete the ADA Work, at Borrower's sole cost and expense, in a good and workmanlike manner. Borrower unconditionally agrees to forever indemnify, defend and hold Lender harmless, and covenants not to sue for any claim for contribution against, Lender and its directors, officers, employees, agents and collateral trustees, and their respective successors and assigns from and against any and all Damages (defined below) with respect to, as a direct or indirect result of, or arising out of any failure of the Property, or any part thereof, to comply with all ADA Requirements in effect on the Closing Date or at any time prior to (i) payment and performance in full of the Secured Obligations or (ii) the Borrower's transfer of title to the Property, whether by foreclosure, deed-in-lieu of foreclosure or otherwise, including, without limitation, all costs and expenses incurred by Lender in connection with any changes made to the Property in order to cause the Property to comply with all ADA Requirements, regardless of when such Damage arises, and whether as a result of lawsuit (brought or threatened), settlement, agreement, governmental inquiry or investigation, consent order or judgment, injunction or restraining order relating to lack of compliance by the Property with ADA Requirements. As used in this Section the following terms shall have the following meanings: (i) "ADA Requirements" means all requirements of the Americans with Disabilities Act, any rules or regulations issued under or pursuant thereto and any laws, rules and regulations of the State of Illinois or the State of Ohio, as applicable, covering the same or similar subject matter and any future amendments thereto; and (ii) "Damages" means all actual damages incurred by Lender including, without limitation, consequential and punitive damages required by a court of competent jurisdiction to be paid by Lender to third-parties, liabilities, reasonable out-of-pocket costs, expenses, losses, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, compliance costs, investigation expenses, consultant fees, reasonable attorneys' and paralegals' fees and litigation expenses.

          (b) Contest of Laws. Borrower shall have the right, after prior notice to Lender and so long as there exists no material threat to the priority of the lien of the Mortgage and the Loan Documents, to contest by appropriate, diligently pursued, legal proceedings conducted in the name of Borrower, the validity or application of any ordinances, requirements, regulations, rules, orders and decrees, easements, restrictions, or other such matters referred to in Section 5.10(a). Borrower shall indemnify and hold Lender harmless from any reasonable, out-of-pocket cost, expense, liability or damage, including reasonable attorney's fees, relating to such contest.

          (c) Compliance. Borrower shall faithfully and punctually comply in all material respects (and shall cause all tenants and other persons and entities which occupy or enter upon the Property so to comply in accordance with terms of the Leases) with (i) all provisions of all insurance policies covering or applicable to any portion of the Property, including timely payment of all premiums on all insurance policies required under this Agreement from time to time, (ii) all requirements of the issuer of any such policies, and (iii) all orders, rules, regulations, directives, codes and other requirements of the National Board of Fire Underwriters (or any successor body or other body performing similar functions) applicable to Borrower, to the Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of the Property or any portion thereof, except that Borrower shall not effect any such compliance that necessitates structural changes to any of the Property without giving prior written notice to Lender.

     5.11. Chattel Paper: Schedules. Borrower will at all times: (a) deliver to Lender either all of its executed originals (in the case of chattel paper, letters of credit, or instruments) or certified copies (in all other cases) of all leases, agreements creating or evidencing intangibles, all amendments and supplements thereto, and any other document which is, or which evidences, governs, or creates, Collateral; and (b) prepare such schedules, summaries, reports and progress schedules as Lender may reasonably request.

     5.12. Utilities. Borrower will pay or cause to be paid all utility charges incurred in connection with the Property promptly when due and maintain all utility services available for use at the Property.

     5.13. Contract Maintenance; Other Agreements. Borrower will, for the benefit of Lender, promptly keep, observe, perform and satisfy in all material respects each obligation, condition, covenant, and restriction affecting the Property or imposed on it under any agreement between Borrower and a third party relating to the Collateral or the Secured Obligations so that there will be no default thereunder and so that the persons (other than Borrower) obligated thereon shall be and remain at all times obligated to perform for the benefit of the Property and/or the owner of the Property. Except as expressly contemplated in the Loan Documents, Borrower will not permit to exist any condition, event or fact which could allow or serve as a basis or justification for any such person to avoid such performance.

     5.14. Borrower's Obligation to Contest Liens; Priority.

          (a) Contest. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy, maintenance or operation of the Property or any portion thereof, within thirty (30) days of the filing thereof Borrower, at Borrower's option, shall either pay the Secured Obligations in full or cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, shall prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings. All such proceedings, and all of Lender's out-of-pocket costs and reasonable fees and disbursements of Lender's counsel in connection with any such proceedings, whether or not Lender is a party thereto, shall be at Borrower's expense, and all such fees and disbursements incurred by Lender shall be deemed to be Costs, payable in accordance with Section 8.2.

          (b) Continuing Priority. Borrower will: pay such fees, impositions and charges, execute and file (at Borrower's expense) such financing statements, obtain such acknowledgments or consents, notify such obligors or providers of services and materials and do all such other acts and things as Lender may from time to time reasonably request to establish and maintain a valid and perfected first and prior lien on and security interest in the Collateral and to provide for payment to Lender directly of all cash proceeds thereof, with Lender in possession of the Collateral to the extent Lender deems possession reasonably necessary to maintain its security interest in the Collateral; keep all of its books and records relating to the Collateral on the Property or at the principal office of Borrower; keep all tangible Collateral on the Property unless replaced with similar collateral, and except as Lender may otherwise consent in writing; make notations on its books and records sufficient to enable Lender, as well as third parties, to determine the interest of Lender hereunder.

     5.15. Prohibition of Transfer.

          (a) Prohibition on Sale or Encumbrance. Except as expressly permitted pursuant to Sections 5.4, 7.1 or 7.2, Borrower shall not, without Lender's prior written consent (which consent may be withheld in Lender's sole and exclusive discretion): (i) sell, transfer or convey, or permit the sale, transfer or conveyance, of any interest in the Property or any other Collateral (legal, equitable or possessory; (ii) suffer, permit or enter into any agreement for any sale or transfer or the Property, or any interest in the Property (legal, equitable or possessory) unless such contract or agreement is for a purchase price in excess of the Secured Obligation (including the Exit Fee) and requires payment in full of the Loan on the closing of the transactions contemplated therein and such contact or agreement does not provide for delivery of possession of the Property or transfer of any interest in the rents and profits of the Property prior to the closing date (such as an installment agreement for deed); (iii) in any way encumber or dispose of or grant or suffer any security interest, lien or mortgage or other assignment (collateral or otherwise) of or in all or any portion of or interest in the Property or any other Collateral (legal, equitable or possessory), whether senior or junior to the lien of the Mortgage, other than the Permitted Exceptions; or
     (iv) permit any events prohibited under the Mortgage relating to the sale, transfer, pledge of the Property. Borrower shall not enter into any Lease, except in strict compliance with Article 7. Nothing contained herein or in any other Loan Document shall be deemed to prohibit or restrict transfers, assignments, sale or redemption of any ownership interest in PGR or PGRT.

          (b) Consent Limited. Any consent by Lender or any waiver of an Event of Default under this Section 5.15, or of any other requirement contained in this Agreement or any of the other Loan Documents, shall not constitute a consent to or waiver of any right, remedy or power of Lender with respect to any subsequent transfer or Event of Default.

     5.16. Indebtedness. Borrower shall not incur any Indebtedness during the term hereof, other than (a) trade payables incurred in or during the course of Borrower's business, which does not include indebtedness for borrowed money, and
(b) the Loan.

     5.17. Impositions.

          (a) Payment of Impositions.

               (i) Borrower will pay or cause to be paid before delinquent all taxes and assessments, general or special, and any and all levies, claims, charges, expenses and liens, ordinary or extraordinary, governmental or non-governmental, statutory or otherwise, due or to become due (collectively referred to herein as an "Imposition" or "Impositions"), that may be levied, assessed, made, imposed or charged on or against the Property and the Collateral or any property used in connection therewith, and will pay before delinquent any tax or other charge on the interest or estate in lands created or represented by the Mortgage or by any of the other Loan Documents, whether levied against Borrower or Lender or otherwise, and will submit to Lender all receipts showing payment of all of such taxes, assessments and charges. Provided no Event of Default or Unmatured Default shall have occurred and be continuing, Borrower shall have the right to use funds deposited with Lender or reserved from the proceeds of the Loan pursuant to Section 5.17(c) for the payment of Impositions.

               (ii) Notwithstanding anything to the contrary contained in subsection (i) above, if, by law, any Imposition, at the option of the taxpayer, can and customarily is paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Borrower may, so long as no Event of Default shall exist under this Agreement or any other Loan Document, exercise the option to pay such Imposition in installments and, in such event, shall pay such installments, together with any interest thereon, as the same become due and payable and before any fine, penalty, additional interest or cost may be added thereto.

          (b) Contest of Impositions. Borrower shall have the right at its own expense to contest or permit the contest of the amount or validity, in whole or in part, of any Imposition, by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 5.17(a), payment of such Imposition shall be postponed if and only so long as:

               (i) neither the Property nor any part thereof would by reason of such postponement or deferment be, in the reasonable judgment of Lender, in danger of being forfeited or lost; and

               (ii) Borrower shall, upon demand by Lender, have deposited with Lender into the Tax Escrow Account (or there shall be sufficient funds in the Tax Escrow Account that were previously deposited by Borrower), the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Property or any part thereof in such proceedings; and

               (iii) Upon termination of any such proceedings, it shall be the obligation of Borrower to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including counsel fees), interest, penalties or other liabilities in connection therewith. Upon such payment, Lender shall return any amount deposited with it with respect to such Imposition. Notwithstanding the foregoing, Lender shall, if requested by Borrower, disburse said moneys on deposit with it directly to the imposing authority to whom such Imposition is payable. Upon failure of Borrower so to do, the amount theretofore deposited may be applied by Lender to the payment, removal and discharge of such Imposition, the interest and penalties in connection therewith and any costs, fees (including reasonable attorney's fees) or other liability accruing in any such proceedings. The balance, if any, shall be returned to Borrower and the deficiency, if any, shall be paid by Borrower to Lender within five (5) days after demand therefor.

          (c) Deposits. Borrower shall deposit with Lender or its designee, concurrently herewith and on the first day of each month during the term hereof, into an interest-bearing account with Lender or its designee (the "Tax Escrow Account"), an amount sufficient to discharge the obligations of Borrower under Section 5.17(a) prior to the date such Impositions become delinquent. The determination of the amount payable concurrently herewith and the fractional part to be deposited on the first day of each month thereafter with Lender shall be made by Lender, in its reasonable discretion, based on 100% of the prior calendar year's Impositions and Lender's reasonable estimate of the amount by which Impositions can reasonably be expected to increase. Said amounts shall be held by Lender or its designee (not in trust and not as agent of Borrower) and may be commingled with other funds held by Lender or its designee. Provided no Event of Default has occurred and is continuing, amounts held in the Tax Escrow Account shall be applied to the payment of the Impositions upon written request from Borrower to Lender. Subject to Borrower's right to contest Impositions in accordance with Section 5.17(b) above, Lender shall have the right, but not the obligation, to pay such Impositions upon receipt of any bill invoice, tax bill, bond or assessment therefor, without inquiry into the accuracy or sufficiency of such bill, invoice or assessment, Borrower's liability therefor or any defenses Borrower may have against the payment thereof. If at any time within thirty (30) days prior to the due date of any of the Impositions, the amounts then on deposit therefor shall be insufficient for the payment of such Imposition in full, Borrower shall, within ten (10) days after demand, deposit the amount of the deficiency with Lender. If the amounts deposited are in excess of the actual Impositions for which they were deposited, Lender shall promptly refund any such excess to Borrower. Borrower shall deliver to Lender all tax bills, bond and assessment statements, and statements for any other obligations referred to above as soon as the same are received by Borrower.

          (d) Remedies. Nothing herein contained shall be deemed to affect any right or remedy of Lender under any other provision of this Agreement or any other Loan Document or under any statute or rule of law to pay any such amount from Lender's funds and to add the amount so paid unless same is paid from an escrow or reserve account to the Secured Obligations. All amounts so deposited shall be held by Lender or its designee as additional security for the Secured Obligations and upon the occurrence of an Event of Default hereunder Lender may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof, to any part of the Secured Obligation. Any such application of said amounts or any portion thereof to any Secured Obligation shall not be construed to cure or waive any Event of Default or Unmatured Default or invalidate any act done pursuant to any such Event of Default or notice.

          (e) Assignment. If Lender sells or assigns this Agreement, Lender shall have the right to transfer all amounts deposited under this Section
     5.17 to the purchaser or assignee, and provided such assignee assumes all of Lender's obligations under this Agreement, Lender shall thereupon be released of its obligations accruing from and after the date of such assignment and assumption and shall have no further liability hereunder for the application of such deposits from and after the date of such assignment and assumption. Borrower shall thereafter look solely to such purchaser or assignee for such future application and for all future responsibility relating to such deposits.

     5.18. Mezzanine Loan. PGR has advised Lender that PGR has obtained a loan from Mezzanine Lender in the principal amount not to exceed $20,000,000 (the "Mezzanine Loan"). Borrower hereby covenants and agrees that:

          (a) Notice of Default. Borrower shall deliver to Lender, immediately upon receipt thereof, any notice received by Borrower relating to any default or an event which with the passage of time, the giving of notice or both would constitute an event of default under the Mezzanine Loan Documents or any intent of Mezzanine Lender to exercise rights under the pledge agreement of Borrower's membership interests.

          (b) Liabilities. Borrower shall not make any payments of principal, interest or any fee, cost, expense or other amount to Mezzanine Lender with respect to the Mezzanine Loan at any time that any portion of the Secured Obligations remains unpaid; provided that nothing in this provision shall be deemed to prohibit PGR from making such payments from sources other than payments from Borrower or Distributions from Borrower to PGR in violation of the terms hereof;

          (c) Obligations. Borrower shall not assume, guaranty, become a surety for or otherwise become obligated (either directly or indirectly, absolutely or contingently) to pay or perform any obligation under the Mezzanine Loan Documents or agree to pledge or grant a security interest in any property of Borrower to secure payment or performance of the Mezzanine Loan or any liability or obligation under the Mezzanine Loan Documents.

     5.19. Work.

          (a) Attached hereto as Exhibit G is a schedule of repairs and maintenance which Lender's consultant has determined are required to maintain and preserve the Property (the "Work"). That portion of the Work identified under Section I of Exhibit G and labeled "ADA Accessibility" is referred to herein the "ADA Work". Borrower hereby covenants and agrees to complete all Work (other than the ADA Work), at Borrower's sole cost and expense, on or before April 30, 2002, subject to extension in accordance with the provisions of Section 5.19(b). Upon completion of the Work (other than the ADA Work), Lender shall have the right to retain, at Borrower's sole cost and expense, an architect or other consultant to inspect the Work (other than the ADA Work) and to determine Borrower's compliance with the requirements of this Section 5.19. If Lender is not satisfied, in Lender's reasonable judgment, with Borrower's completion of the Work (other than the ADA Work), Lender shall deliver written notice to Borrower setting forth the corrections which must be effected, and Borrower shall have sixty (60) days, subject to extension in accordance with Section 5.19(b), after receipt of such notice to complete such Work, to Lender's sole but reasonable satisfaction. Failure of Borrower to complete the Work (other than the ADA Work) in accordance with this Section 5.19 shall be an Event of Default. Borrower hereby: (i) relieves Lender of any and all liability or responsibility relating in any way whatsoever to the completion of the Work, including, without limitation, the Work and any errors, omissions or other defects in the plans and specifications therefor; (ii) acknowledges that any and all inspections of the Work made by Lender, Lender's consultant or their respective agents and employees shall be solely for Lender's own information and shall not be deemed to have been made for or on account of Borrower or any other party; and (iii) agrees that nothing contained in this Section 5.19 shall be deemed to limit Borrower's obligation or liability to repair and maintain the Property in accordance with the terms of this Agreement or any other Loan Document or to imply that Borrower's sole obligation to maintain the Property is to complete the Work.

          (b) Unavoidable Delays. If the Work is directly affected and delayed by an Unavoidable Delay, Borrower must notify Lender in writing within five
     (5) Business Days after the event occurs which causes the Unavoidable Delay. So long as no Event of Default has occurred and is continuing, Lender shall extend the completion date for the Work (other than the ADA
     Work) by a period of time not to exceed sixty (60) days (to a date no later than June 25, 2002); provided that, if such Unavoidable Delay results from a labor strike, the period of extension shall be extended by such additional period as the number of days the labor strike exceeds sixty (60) days. Any extension pursuant to this Section shall not affect the time for performance of, or otherwise modify, any of Borrower's or Guarantor's other obligations under this Agreement or the Maturity Date.

6. Insurance

     6.1. Insurance and Eminent Domain. Borrower will at all times maintain or cause to be maintained on the tangible Collateral, all insurance required at any time or from time to time by the other Loan Documents or as reasonably requested by Lender and in any event that insurance identified as Exhibit D.

     6.2. Failure to Obtain Insurance.

          (a) If Borrower shall fail to obtain or to maintain any of the policies of insurance required by this Agreement or any other Loan Document or to pay any premium relating thereto or to renew any such policies of insurance and to deliver evidence of such renewal to Lender no later than thirty (30) days prior to the expiration of the existing policy, then Lender, without waiving or releasing any obligation or default by Borrower hereunder and whether or not such failure is an Event of Default hereunder, without notice to Borrower, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All amounts so disbursed by Lender shall be deemed Costs hereunder, payable in accordance with Section 8.2.

          (b) Borrower hereby acknowledges that the following notice by Lender is required by and given in full compliance with the Illinois Collateral Protection Act. 815 ILCS 180/15:

Unless Borrower provides Lender with evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrower's expense to protect Lender's interest in the Property or the other Collateral. This insurance may, but need not, protect Borrower's interest. The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Property or the other Collateral. Borrower may later cancel any insurance purchases by Lender, but only after providing Lender with evidence that insurance for the Property or the other Collateral, Borrower will be responsible for the cost of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance may be added to Borrower's total outstanding balance or obligation. The cost of insurance may be more than the cost of insurance Borrower may be able to obtain on its own.

     6.3. Separate Insurance. Borrower shall not carry any separate insurance on the Improvements or other Collateral concurrent in kind or form with any insurance required hereunder or contributing in the event of loss thereunder, unless such policy contains a standard non-contributing mortgage clause entitling Lender to collect any and all proceeds thereunder as well as a standard waiver of subrogation endorsement.

     6.4. Notice of Loss; Repair of Damage. If the Property shall be destroyed or damaged in whole or in part, by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Borrower shall give to Lender and the insurance companies that have insured against such risks prompt notice of such loss. Borrower, at its own cost and expense, whether or not such damage or destruction shall have been insured, and whether or not insurance proceeds, if any, shall be sufficient for the purpose, shall promptly repair, alter, restore, replace and rebuild the same to substantially the same condition as existed immediately prior to such occurrence; provided that in the event Lender has collected (or there has been deposited with Lender), but does not make Net Insurance Proceeds (defined below) available to Borrower for Restoration (defined below) Borrower shall have the option to either pay all Secured Obligations or to repair and restore the Property within six (6) months after the date of such taking or casualty and no prepayment fee shall be due and payable pursuant to Section 4.6 in connection with any principal payment made pursuant to this Section 6.4. Lender shall in no event be called upon to repair, alter, replace, restore or rebuild such Property, or any portion thereof, nor to pay any of the costs or expenses thereof.

     6.5. Settlement of Loss. Provided no Event of Default or Unmatured Default has occurred and is continuing, Borrower shall have the right to settle and adjust any claim under such insurance policies which insure against such risk if the projected cost of Restoration determined in accordance with this Article 6 is less than $2,000,000. If the projected cost of Restoration determined in accordance with this Article 6 is more than $2,000,000 and/or an Event of Default or Unmatured Default has occurred and is continuing, Lender (or after entry of a decree of foreclosure, purchaser at the sale, or the decree creditor, as applicable) is authorized to either: (i) settle and adjust any claim under such insurance policies which insure against such risk and Lender shall act in its sole, but reasonable discretion without consent of Borrower, after written notice to Borrower (unless an Event of Default has occurred, in which event no notice shall be required); or (ii) allow Borrower to settle, adjust or compromise any claims for loss with the insurance companies on the amounts to be paid with respect to such loss. Any actual, reasonable, out-of-pocket expenses incurred by Lender in the adjustment, collection or determination of the application of insurance proceeds shall be Costs hereunder, payable in accordance with Section 8.2. At the option of Lender, such Costs may be deducted from insurance proceeds. Nothing contained in this Agreement shall create any responsibility or obligation on Lender to collect any amount owing on any insurance policy. All insurance proceeds shall be deposited with Lender to be disbursed in accordance with the provisions of this Article 6.

     6.6. Condemnation and Eminent Domain. Any and all awards compensation or payment heretofore or hereafter made or to be made to the present or any subsequent owner of the Property by any governmental or other lawful authority for the taking, by condemnation or eminent domain, of all or any part of the Property, (including any award from the United States governmental at any time after the allowance of a claim therefor, the ascertainment of the amount thereto, and the issuance of a warrant for payment thereof) (collectively "Awards"), are hereby assigned by Borrower to Lender to secure payment of the Secured Obligations. Provided that the estimated amount of the Award is less than $2,000,000, does not involve any portion of the buildings on the Property, the taking by such governmental or other lawful authority does not involve a material portion of the Property and no Event of Default or Unmatured Default has occurred and is continuing, Borrower shall have the right to negotiate and settle any Awards. In all other events, Lender shall have the right to negotiate and settle all Awards. All Awards shall be deposited with Lender to be disbursed in accordance with the provisions of this Article 6. Lender is hereby authorized to collect and receive from the condemnation authorities all Awards and to give appropriate receipts therefor. Borrower, upon obtaining knowledge thereof, shall give Lender prompt notice of the actual or threatened commencement of any condemnation or eminent domain proceedings affecting all or any part of the Property, and shall deliver to Lender copies of any and all papers served in connection with any such proceedings. Borrower further agrees to make, execute and deliver to Lender, free and clear of any encumbrance of any kind whatsoever, any and all further assignments and other instruments reasonably deemed necessary by Lender for the purpose of validly and sufficiently assigning all Awards and other compensation heretofore, now and hereafter made to Borrower for any taking, either permanent or temporary, under any such proceeding. Notwithstanding the foregoing, any actual, reasonable, out-of-pocket expenses incurred by Lender in intervening in such action or compromising and settling such action or claim, or collecting such proceeds shall be Costs hereunder, payable in accordance with Section 8.2 or deducted from Awards.

     6.7. Cost of Restoration and Application of Proceeds.

          (a) As used herein, the term "Restoration" shall mean repairs or restoration to be made by Borrower to restore the Property to substantially the same use and condition immediately prior to such fire or other casualty or taking by eminent domain proceedings and to a use and condition (as reasonably determined by Lender) which shall be the same use and condition as existed immediately prior to such casualty. As used herein, the term "Cost of Restoration" shall mean all costs, expenses, charges incurred in connection with the demolition and Restoration of the Property, including but not limited to all payments to be made to contractors and materialmen, architects, and all other costs and expenses set forth below. For purposes of determining the projected Cost of Restoration, Borrower shall retain, within thirty (30) days of the casualty, an independent insurance adjuster engineer or contractor, acceptable to Lender in its reasonable discretion, which insurance adjuster engineer or contractor shall project the Cost of Restoration, and such projection shall determine the applicability of the provisions of this Article 6.

          (b) In all events, Lender is authorized to collect and receipt for any such insurance proceeds or Awards and to hold such insurance proceeds and Awards as cash collateral in accordance with the provisions of this Agreement. If an Event of Default has occurred and is continuing or if the Cost of Restoration as determined in accordance with the provisions of this
     Article 6 is greater than $5,000,000, Net Insurance Proceeds (defined below) may, at the option of Lender, in Lender's sole discretion, be: (i) applied in reduction of the Secured Obligations, whether due or not (without prepayment premium payable pursuant to Section 4.6); (ii) held by Lender and applied to pay for the Cost of Restoration.

          (c) If the Cost of Restoration is less than $5,000,000, and provided that no Event of Default or Unmatured Default exists and is continuing at any time while Restoration is occurring, and provided the Approved Leases which have been entered into with respect to the Property will not terminate as a result of such casualty and will remain in full force and effect following Restoration, Lender agrees to pay over (or cause to be paid over) to Borrower, any monies which may be received by Lender from insurance provided by Borrower or Awards payable with respect to such eminent domain proceeding, but in no event to any extent or in any sum exceeding the amount actually collected by Lender upon the loss or taking, which proceeds or Awards shall be disbursed in accordance with the provisions of this Article 6. Lender, before paying such monies over to Borrower, shall be entitled to reimburse itself therefrom for the necessary, proper reasonable, out-of-pocket expenses paid or incurred by Lender in collection of such monies. The amount of insurance proceeds or Award collected by Lender, less the amount reasonably expended by Lender to collect such insurance proceeds or Award shall be referred to herein as the "Net Insurance Proceeds".

               (i) Restoration of Damage in an Amount Less than $1,000,000. In the event of any loss, damage or destruction to the Property or a taking by eminent domain, if the projected cost of Restoration is less than $1,000,000, in the aggregate, Borrower shall furnish to Lender an estimate of the cost to complete the Restoration, prepared by a licensed architect or general contractor reasonably acceptable to Lender, and Net Insurance Proceeds shall be paid to Borrower upon completion of Restoration or as Restoration progresses, under such terms and conditions as Lender shall reasonably impose.

               (ii) Restoration of Damage in an Amount Greater Than or Equal to $1,000,000. In the event of any loss, damage or destruction to the Property, if the projected cost of Restoration is equal to or greater than $1,000,000, in the aggregate, and Lender is required or determines to make proceeds or Awards available to Borrower, Borrower agrees to furnish the following to Lender not more than one hundred twenty (120) days after the casualty or condemnation and not less than ten (10) Business Days before the commencement of any work of demolition upon the Property or before the commencement of Restoration (except for work which must be performed to keep the Property safe from vandals, from becoming a nuisance or to prevent additional damage from the weather or elements, which work Borrower shall immediately perform and the cost of which shall be paid from the Net Insurance Proceeds):

          (d) Complete plans and specifications for demolition and Restoration of the Property, prepared by an architect whose qualifications shall meet with the reasonable satisfaction of Lender and which plans and specifications shall meet with reasonable approval of Lender, which plans and specifications shall be and become the sole and absolute property of Lender upon the occurrence of an Event of Default.

          (e) Borrower shall provide a certificate that, (x) upon completion of Restoration pursuant to such plans, the Property will comply in all material respects with all applicable Laws, including all Environmental Laws, zoning Laws and the Americans with Disabilities Act, and (y) a good faith estimate that Restoration be completed within twelve (12) months of the date of said certificate.

          (f) An AIA fixed price or maximum agreed price construction contract in assignable form made with a reputable and responsible builder, providing for the erection, completion and terms of payment for all work, labor and material necessary to restore the Property in accordance with the approved plans and specifications.

          (g) In the event the estimated cost of demolition and Restoration of the Property, plus those incidental costs incurred in connection therewith described below are in excess of the Net Insurance Proceeds, Borrower shall deliver to Lender cash in the amount of such excess which cash shall be the first funds disbursed to restore the Property.

          (h) Borrower shall procure, at its sole cost and expense, all necessary permits and approvals from all governmental authorities having jurisdiction over the Property or the Restoration and shall, on request, deliver photocopies thereof to Lender.

          (i) Concurrently with each request for disbursement of Net Insurance Proceeds, Borrower shall cause to be delivered to Lender a certificate of the architect stating that the sum then requested to be paid either has been paid by Borrower or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated), and giving a brief description of such services and materials and the principal subdivisions thereof and the several amounts so paid or due each of said persons in respect thereof, and stating that the progress of the work up to the date of said certificate; that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of Net Insurance Proceeds, and that the sum then requested does not exceed the value of the services and material described in said certificate.

          (j) There shall be furnished to Lender an official search, or a certificate of a title company satisfactory to Lender, or other evidence showing that there has not been filed any vendor's or mechanic's lien affecting the Property which has not been discharged of record, except as such will be discharged upon payment of the amount then requested to be withdrawn.

          (k) The Net Insurance Proceeds shall be disbursed through a construction escrow with the title insurer, which escrow shall provide that said title insurer shall issue its endorsement to the then existing Lender's Title Insurance Policy, insuring the priority of the lien of this Mortgage as a first mortgage lien upon the Property concurrently with each disbursement of Net Insurance Proceeds.

          (l) At Lender's election, Net Insurance Proceeds shall be disbursed directly to the architect, contractor, subcontractor or materialmen, as applicable.

          (m) At Lender's election, Lender shall have the right to have an independent architect inspect the progress of the Restoration.

     6.8. Costs. Borrower shall pay all Costs incurred in connection with the Restoration, including without limitation insurance settlement costs, title insurance premiums, reasonable attorneys' fees, architect's fees, the inspecting architect's fees, permit fees, bond premiums and escrow fees.

     6.9. Event of Default. Upon the occurrence of any Event of Default after the occurrence of any casualty with respect to which Net Insurance Proceeds are to be disbursed pursuant to the terms hereof, Lender shall not be obligated to disburse any further installments of Net Insurance Proceeds unless or until such Event of Default is waived by Lender or such Unmatured Default is cured.

     6.10. Maturity. Notwithstanding anything to the contrary contained herein, Lender shall not be required to make Net Insurance Proceeds available to Borrower to pay the cost of Restoration, if such Restoration shall not be completed by 360-days prior to the Maturity Date in which event, Lender shall apply such Net Insurance Proceeds to the Secured Obligations (without prepayment premium payable pursuant to Section 4.6).

7. Leases.

     7.1. Representations Regarding Leases. Borrower hereby represent and warrants as of the date hereof, that:

          (a) Existing Leases. Attached hereto as Schedule 7.1(a) is a true, accurate and complete schedule of all leases, license and agreements for occupancy affecting the Property, setting forth, in detail reasonably acceptable to Lender: (i) the name of the tenant; (ii) the date of the commencement of the Lease; (iii) the premises occupied; (iv) the number of square feet in the premises; (v) base rent being paid as of the Closing Date calculated on the basis of square footage; (vi) tenant's percentage share of common area maintenance and taxes; (vii) rent escalations; (viii) base year; and (ix) the amount of any deposits for Impositions and common area maintenance held by Borrower, as landlord, in excess of the amount then due and owing by tenant. Borrower hereby represents and warrants that the information set forth on each estoppel certificate delivered by a tenant under an Existing Lease concurrently herewith (the "Current
     "Estoppels"),  is true,  accurate  and  complete,  except  as set  forth on
     Schedule 7.1(b). Attached hereto as Schedule 7.1(b-2) is a schedule of all termination rights set forth in the Baker & Hostetler lease, which are not specifically identified in the applicable Current Estoppel.

          (b) Copies of Leases. Borrower has delivered a true, accurate and complete copy of all Existing Leases, and all Modifications, assignments, transfers or ancillary agreements relating thereto and thereof;

          (c) Enforceability. Except as set forth in the Current Estoppels and/or Schedule 7.1(b), the Existing Leases are in full force and effect, unamended as of the date hereof, except as disclosed in writing to Lender and are enforceable by Borrower, as landlord, in accordance with their respective terms;

          (d)  Defaults.  Except as set forth in the  Current  Estoppels  and/or
     Schedule 7.1 (b), there is presently no default or other wrongful act or omission by Borrower, as landlord, under the Existing Leases or otherwise in connection with any tenant's occupancy of the Property;

          (e) Unmatured Defaults. Except as set forth in the Current Estoppels and/or Schedule 7.1(b), to Borrower's knowledge, there is no state of facts which, with the passage of time or the giving of notice or both, could ripen into a default on the part of any tenant or Borrower under any Existing Lease;

          (f) Complete Agreement. The Existing Leases constitute the complete agreement between Borrower, as landlord, and all tenants relating to the Property or any portion thereof, the lease thereof, the option to purchase of the Property, or any portion thereof, and the guaranty of such obligations;

          (g) Termination Rights.  Except as set forth in the Current Estoppels,
     Schedule 7.1(b) and/or Schedule 7.1(b-2), no tenant nor any other Person has any contractual right to terminate any Existing Lease, or any portion thereof;

          (h) Offset Rights. Except as set forth in the Current Estoppels and/or
     Schedule 7.1(b), to Borrower's knowledge no tenant nor any other Person has any existing defenses, or offset rights against rent due or to become due under the terms of an Existing Lease;

          (i) Insurance. All insurance required to be maintained by any tenant under an Existing Lease is presently in effect and all insurance required to be maintained by landlord is currently in effect;

          (j) Possession.  Except as set forth in the Current  Estoppels  and/or
     Schedule 7.1(b), Borrower has no reason to believe that any tenant under the terms of any Existing Lease which is not at the date hereof in possession of its premises, will not accept possession of the premises identified therein as anticipated in such Existing Lease or that any such tenant will not fully perform all obligations of tenant therein;

          (k) Notice of Termination. Except as set forth in the Current Estoppels and/or Schedule 7.1(b), Borrower has received no notice from any tenant under any Existing Lease that such tenant desires to terminate its obligations under such Existing Lease, desires to renegotiate the terms of such Existing Lease, intends to vacate its leased premises, or intends to sublet all or any material portion of its leased premises, will not take possession of such leased premises or intends to exercise any right to terminate such Lease or any portion thereof;

          (l) Default by Landlord. Except as set forth in the Current Estoppels and/or Schedule 7.1(b), Borrower has no knowledge of any fact or matter which has occurred or is likely to occur which could result in Borrower being unable to timely and fully perform all obligations of lessor under any such Existing Lease;

          (m) Conditions.  Except as set forth in the Current  Estoppels  and/or
     Schedule 7.1(b), there are no conditions precedent to any tenant's obligation under any Existing Lease, other than delivery of the premises, which have not been satisfied or waived by tenant;

          (n) Tenant Improvements. Except as set forth in the Current Estoppels,
     Schedule 7.1(b) and/or Schedule 7.1(b-2), Borrower is not obligated to pay for any tenant improvements or to provide improvements to the premises of any tenant; and

          (o) Net  Rent.  Except as set forth in the  Current  Estoppels  and/or
     Schedule 7.1(b), each Existing Lease is a "triple-net" lease requiring tenant to pay its prorata share of common area maintenance charges, taxes and insurance.

     7.2. Approved Leases.

          (a) Minimum Criteria. Borrower shall not enter into any Lease on or after April 20, 2001 for a premises in excess of 20,000 square feet, without Lender's prior written approval, in Lender's sole, but reasonable discretion. Each Lease when approved in writing by Lender is referred to herein as an "Approved Lease." The Existing Leases set forth on Schedule
     7.1 are Approved Leases. It is a prerequisite to Lender's approval of any Lease that:

               (i) Lender shall have received current financial information of the proposed tenant, in sufficient detail to assess the experience and credit worthiness of the tenant;

               (ii)   Lender's   judgment  of  the   credit-worthiness   of  the
          prospective tenant;

               (iii) the form and content of the lease agreement, including among other things, a tenant's obligation to provide at least annually, financial information on the condition of the tenant to the Borrower, as landlord;

               (iv)   tenant   shall   have   entered   into  a   subordination,
          non-disturbance  and  attornment   agreement  in  form  and  substance
          reasonably acceptable to Lender;

               (v) each Lease of the Property shall provide rent at or greater than the greatest of (A) market rates or (B) $20.00 per square foot full service gross lease or (C) $12.50 per square foot for a triple net lease;

               (vi) no free or discounted parking;

               (vii) no Lease for the Property shall provide for Leasehold Improvements to be paid for by Borrower, as landlord, in excess of $25.00 per square foot;

               (viii)  no Lease  for the  Property  shall  provide  for  Leasing
          Commissions to be paid for by Borrower, as landlord, in excess of $7.50 per square foot;

               (ix) each Lease must be for a term of no less than five (5) years, with no right to terminate or cancel before the fifth lease year; and

               (x) The proposed use of the premises does not violate any Law applicable to the Property or involve the generation, storage or maintenance of any Hazardous Materials other than cleaning supplies and similar products used in offices in the ordinary course of business used in strict compliance with Laws, or would result in a violation of the covenants set forth in the Environmental Indemnification Agreement delivered by Borrower to Lender pursuant to the terms hereof.

Lender shall not be deemed to have unreasonably withheld its consent to any proposed Lease which does not satisfy the foregoing minimum criteria; provided that, nothing in this Section shall be deemed to limit the criteria or factors which may be considered by Lender in determining to approve or disapprove a proposed lease to the factors set forth in this Section.

               (b) Leases Not Requiring Approval. Borrower shall have the right to enter into, amend, modify, terminate and/or grant consents which might otherwise be prohibited or limited herein or in the other Loan Documents with respect to individual Leases for the Property for premises of 20,000 square feet or less for each such Lease and the aggregate square footage for all such Leases is less than 100,000 square feet, without Lender's prior written consent; provided that the rents payable pursuant to any such Lease (including any Existing Lease, as amended), and the Leasing Costs payable with respect to any such Lease (including any Existing Lease, as amended) must satisfy the minimum criteria set forth in Section 7.2(a)(v), (vi), (vii) and
          (viii).  Any Lease which Borrower  enters into in compliance with this
          Section 7.2(b) shall be deemed to be an Approved Lease.

               (c) Standard Lease Form. Each Approved Lease shall be prepared on a lease form (the "Standard Lease Form"), to be approved by Lender, in Lender's sole but reasonable discretion, with such modifications in terms not adversely affecting the basic economics of the Lease, the financial strength of the tenant, or the transferability of the Lease. The Standard Lease Form shall include among its terms the following provisions:

                    (i) subordination and attornment language in favor of Lender, including a covenant by tenant to execute estoppel certificates and a subordination non-disturbance and attornment agreement in favor of Lender, in form and substance acceptable to Lender;

                         (ii) any covenants to make payment to or perform obligations by landlord to or for the benefit of tenant shall be personal to Borrower as landlord and shall not be binding upon Lender;

                         (iii) Lender's right to notice of default by landlord and right to cure such default;

                         (iv) each proposed  lease of the Property shall require
                    tenant to provide financial information to landlord under the lease no less often than annually;

                         (v) a reasonable  security  deposit based upon tenant's
                    operating history and financial strength, but only if such Lease is not an Existing Lease; and

                         (vi) prohibitions on assignment,  sublet,  transfer and
                    change of control of tenant.

               (d) Approval Process. Lender shall use commercially reasonable efforts to provide a preliminary response to Borrower within three (3) Business Days after receipt of all pertinent information reasonably required by Lender and a copy of the proposed Lease. Lender shall use commercially reasonable efforts to provide final approval or disapproval of any proposed lease transaction within the (10) Business Days after the receipt of final proposed lease documentation and find information required for its decision. Failure to approve within said ten (10) Business Day period shall be deemed to be a disapproval.

     7.3. Escrows for Leasing Costs.

          (a) Leasing Cost Escrow. Attached hereto as Exhibit C is a 2002 Tenant Improvement & Leasing Commission Budget prepared by Borrower and approved by Lender. Commencing on June 15, 2001 and on the fifteenth (15th) day of each month thereafter through and including May 15, 2002, in addition to any other payments due by Borrower to Lender, Borrower shall deposit into an interest-bearing account with Lender (the "Leasing Cost Account") an amount equal to $198,000. Provided no Event of Default has occurred and is continuing, Borrower shall have the right to withdraw amounts held by Lender in the Leasing Cost Account to reimburse Borrower or to directly pay for expenditures made in accordance with the budget set forth on Exhibit C, upon submission of lien waivers or broker's lien waivers or invoices, as the case may be in accordance with the applicable Approved Lease, in form, detail and substance reasonably acceptable to Lender, evidencing such expenditures and tracking such expenditures with the budget set forth on Exhibit C.

          (b) Net Cash Flow. Commencing after such time as Borrower has paid $2,000,000 in principal payments in accordance with the provisions of
     Section 4.3(b), Borrower shall thereafter, deposit into an interest-bearing pledged cash flow account (the "Pledged Cash Flow Account") an amount equal to 100% of the Net Cash Flow in excess of amounts paid by Borrower to Lender pursuant to Section 4.3(b). Provided no Event of Default or Unmatured Default has occurred and is continuing, funds deposited in the Pledged Cash Flow Account pursuant to this Section 7.3(b) may be withdrawn by Borrower to reimburse Borrower for Leasing Costs actually incurred by Borrower pursuant to Approved Leases or to directly pay any invoice relating to such Leasing Costs pursuant to an Approved Lease; provided that in no event shall funds in the Pledged Cash Flow Account be used to pay Leasing Commissions in excess of $6.00 per square foot for each Approved Lease or costs of Leasehold Improvements in excess of $25.00 per square foot for each Approved Lease.

          (c) Security  Deposit Escrow Account.  In addition to the Leasing Cost
     Account and the Tax Escrow Account, Borrower shall establish an interest-bearing escrow account with Lender (the "Security Deposit Escrow Account"), into which Borrower shall deposit all security deposits, escrow deposits, deposits and similar payments by tenants under Leases of the Property, other than amounts received from tenants and deposited in the Tax Escrow Account. Borrower shall also deposit with Lender any letter of credit given by a tenant or any guarantor of any Lease entered into after April 20, 2001, to secure performance of such tenant's obligations under its Lease. In the event of a default under a Lease secured by a letter of credit, Borrower shall draw upon such letter of credit, in strict compliance with the requirements thereof, and shall deposit the proceeds thereof into the Security Deposit Escrow Account. Borrower shall have the right to draw upon the Security Deposit Escrow Account only for: (i) the purpose of returning to tenant's their respective security deposits upon full and complete performance of all obligations under their respective Leases, and (ii) to the extent security deposits have been forfeit, for the purpose of making expenditures relating to the operation and maintenance of the Property, including but not limited to payment of the Secured Obligations, operating expenses, Leasehold Improvements and other Leasing Costs.

          (d) Grant of Security Interest. To secure payment and performance of all Secured Obligations, Borrower hereby grants to Lender a security interest in the Leasing Cost Account, the Operating Account, the Security Deposit Escrow Account and the Pledged Cash Flow Account. Upon the occurrence and continuance of an Event of Default and regardless of the sufficiency of any other Collateral, Lender shall have the right to apply the funds held in such account to any Secured Obligation, in such order of priority as Lender shall elect, in its sole and absolute discretion.

     7.4. Subordination Agreements and Estoppel Certificates.

          (a) From time to time during the term hereof, within ten (10) Business Days after Lender's written request, Borrower shall deliver or cause to be delivered by each tenant which has entered into an Approved Lease of the Property, a subordination, non-disturbance and attornment in substantially the form of agreement attached hereto as Exhibit E, or with respect to any Existing Lease, such other form as Lender shall have agreed to accept concurrently herewith.

          (b) Prior to the Closing Date, and from time to time during the term hereof, after Lender's written request and from time to time during the term hereby, within ten (10) Business Days after Lender's written request, Borrower shall cause each tenant which has entered into an Existing Lease of the Property, to deliver to Lender an estoppel certificate (an "Estoppel Certificate"), in the form of Exhibit F (as amended with Lender's prior written consent) or such other form as Lender has accepted on the date hereof, or in the form required pursuant to an Existing Lease stating, except as expressly disclosed therein: (i) the actual lease is identical to the Approved Lease previously submitted to Lender; (ii) since the execution of the Approved Lease and through the date of the Estoppel Certificate, the work on the Leasehold Improvements has progressed according to the schedule set forth in such Approved Lease; (iii) to tenant's best knowledge, Borrower has not committed any defaults under the term of the Approved Lease and the Approved Lease is in full force and effect; and (iv) tenant will notify Lender in the event it delivers notice of a default or cancellation under the terms of the Approved Lease.

     7.5. Borrower To Comply With Leases.

          (a) Performance of Leases. Borrower will, at its own cost and expense:
     (i) faithfully abide by, perform and discharge in all material respects each and every obligation, covenant and agreement under any Lease to be performed by the landlord thereunder; and (ii) enforce or secure the performance of each and every material obligation, covenant, condition and agreement in any Lease by the tenant thereunder to be performed;

          (b) Negative Covenants Relating to Leases. Subject to the provisions of Section 7.2, without the prior written consent of Lender, Borrower will not: (i) borrow against, pledge or further assign any rentals due under the Leases; (ii) permit the prepayment of any rents due under any Lease for more than thirty (30) days in advance (other than security deposits paid to Borrower, as landlord, in the ordinary course of business) nor for more than the next accruing installment of rents, nor anticipate, discount, compromise, forgive or waive any such rents, except (A) for any rent abatements or rent credits expressly permitted under the terms of any Approved Lease, or (B) as may be approved by Lender; (iii) waive, excuse, or in any manner release or discharge any tenant (including any discharge or waiver arising from a course of conduct) of or from the material obligations, covenants, conditions and agreements by said tenants to be performed under the Leases without the express prior written consent of Lender; (iv) permit or consent to an assignment or sublet of a tenant's interest in its Lease (except as expressly permitted under the terms of an Approved Lease); (v) terminate any Lease or accept a surrender thereof or a discharge of the tenant unless required to do so by the terms of an Approved Lease; (vi) consent to a subordination of the interest of any tenant to any party, other than Lender; (vii) release any guarantor under any Lease or return the security deposit of any tenant under any Lease until performance in full of all of such tenant's obligations under the Lease; (viii) consent to any action or inaction by a tenant which would allow any other tenant under another Lease to terminate its Lease; (ix) consent to any material alteration or tenant improvement of a tenant's leasehold premises, unless such consent is required to construct those tenant improvements agreed to by a tenant and Borrower prior to the date of this Loan Agreement, and which have been disclosed to Lender or is required pursuant to any Approved Lease; or (x) except as expressly permitted pursuant to Section 7.2, amend or modify any Lease or alter the obligations of the parties thereunder.

          (c) Lender's Right to Perform Under Leases. Should Borrower fail to perform, comply with or discharge any material obligations of Borrower under any Lease or should Lender become aware of or be notified by any tenant under any Lease of a failure on the part of Borrower to so perform, comply with or discharge its obligations under said Lease, Lender may, but shall not be obligated to, after notice to Borrower, take such actions as may be reasonably necessary to remedy such failure. Any such action by Lender shall not waive or release Borrower from any obligation contained in this Agreement. Any reasonable out of pocket amount expended by Lender in such performance or attempted performance shall be deemed to be Costs, payable in accordance with Section 8.2.


8. Fees and Costs.

     8.1. Loan Fees.

          (a) Application Fee. Borrower acknowledges that Lender has fully earned a Loan application fee of $340,000. Said loan application fee has been paid and is non-refundable. In addition to the foregoing, Borrower agrees to pay all Costs.

          (b) Exit Fee. In addition to the fees and Costs payable pursuant to the terms of Section 8.1(a) and the other provisions of this Agreement, when the principal balance hereof, interest and Costs (other than the Exit
     Fee) are paid in full (whether at maturity, acceleration, prepayment or otherwise), Borrower shall pay to Lender an exit fee (the "Exit Fee") in an amount equal to $1,000,000. The Exit Fee shall be deemed to be fully earned and payable hereunder, regardless of the time of or reason for the payment. The Exit Fee shall be paid in cash or certified funds prior to and as a condition to the release of any Collateral securing payment of the Loan.

     8.2. Costs and Other Payments. Unless specifically provided herein or in any other Loan Document, any Cost, or other advance, disbursement or payment made by Lender pursuant to this Agreement or any other Loan Document (other than disbursements of Loan proceeds in accordance with the terms hereof) together with interest thereon at the Interest Rate shall be part of the Secured Obligations secured by the Collateral, payable by Borrower within ten (10) days after demand therefor and if not paid within said ten (10) day period shall bear interest at the Default Rate, until paid. Lender shall have the right to make disbursements to pay Costs without notice to or consent of Borrower and any amount so disbursed shall be Costs hereunder, shall be part of the Secured Obligations, shall be secured by the Collateral and shall be payable in accordance with this Section 8.2. With respect to any agreement by Borrower in this Agreement or in any other Loan Document to pay Lender's attorneys' fees and disbursements incurred in connection with the Loan, Borrower agrees that each Loan Document is a "contract of indebtedness" and that the attorneys' fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Ohio Revised Code Section 1301.21, as such Section may hereafter be amended. Borrower further agrees that the Indebtedness incurred in connection with the Loan is not incurred for purposes that are primarily personal, family or household and confirms that the total amount owed on the contract of indebtedness exceeds One Hundred Thousand and no/100 Dollars ($100,000.00). Notwithstanding anything to the contrary contained herein, Borrower shall not be liable for any Costs incurred by Lender to review Lender's books and records or inspection of the Property by Lender's officers, directors and employees in excess of an aggregate amount equal to $15,000 during the term of the Loan; provided that nothing contained herein shall be deemed to limit Lender's right to reimbursement of Costs incurred after the occurrence of an Event of Default and during the continuation thereof or limit the amount to be reimbursed for costs and expenses of a third-party consultants, engineers or other agents of Lender.

     8.3. Advertising. Lender and Borrower shall have the right to publicly announce in print or otherwise that Lender has made the Loan to Borrower, and in such announcement or advertisement to describe the Loan, including Borrower's name, the type of Loan, identify the Property and location thereof, and publish pictures or other graphic representations of the Property.

9. Consultants.

     9.1. Consultants and Attorneys. Lender shall have the right to engage personnel in connection with negotiation, documentation, administration, servicing and enforcement of the Loan, including, without limitation, attorneys to (i) review and approve matters of title and survey; (ii) inspect the structural, mechanical, electrical, plumbing, HVAC, roof systems or any Work performed on the Property; (iii) issue reports and certificates to Lender; (iv) in accordance with the terms of this Agreement and the other Loan Documents, perform tests and inspections and order reports on the land in order to determine the physical condition of the Property and whether the Property is free from Hazardous Material; and (v) provide other reasonable services as requested by Lender. Any reasonable, out-of-pocket expense incurred by Lender pursuant to this Section shall be Costs hereunder, shall be part of the Secured Obligations, shall be secured by the Collateral and shall be payable in accordance with Section 8.2. Borrower shall pay all reasonable, out-of-pocket expenses incurred by Lender in connection with inspecting the Property, including, without limitation, all fees and expenses charged by any engineer or consultant, and shall cooperate with such Persons in all reasonable respects.

     9.2. Waiver of Reliance by Borrower. The authority herein conferred upon Lender, and any action taken by Lender, to inspect the Property or approve contracts or Leases will be exercised and taken by Lender or any consultant for Lender's protection only and may not be relied upon by Borrower for any purposes whatsoever. Neither Lender nor any consultant shall be deemed to have assumed any responsibility to Borrower with respect to any such action herein authorized or taken by Lender or any consultant or with respect to the Property, performance of contacts or Leases or prevention of mechanics' liens from being claimed or asserted against the Property. Any review, investigation or inspection conducted by Lender, any consultant retained by Lender or any agent or representative of Lender to independently verify Borrower's performance of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether the party conducting such review, investigation or inspection shall have discovered that any of such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of): (a) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon, or (b) Lender's reliance on any facts, information or reports furnished to Lender by Borrower hereunder.

10. Event of Default.

The occurrence of any one or more of the following shall constitute an "Event of Default" for purposes of this Agreement:

          (a) Failure by Borrower to pay any installment of principal, interest, or any other amount payable pursuant to this Agreement, the Note, the Mortgage, or any of the other Loan Documents within five (5) days after written notice thereof;

          (b) if the Collateral, or any portion thereof, is attached, seized, subjected to a writ of distress, warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within sixty (60) days thereafter;

          (c) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower, PGR or Prime Group Realty Trust or if Borrower, PGR or Prime Group Realty Trust shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower, PGR or Prime Group Realty Trust for its dissolution or liquidation;

          (d) if Borrower, PGR or Prime Group Realty Trust is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower, PGR or Prime Group Realty Trust for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry of filing thereof;

          (e) if an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for the Property and the same is not dismissed or stayed within sixty (60) days after the application therefor;

          (f) Except as expressly provided in any other section of this Article 10 or any other provision of this Agreement, failure by Borrower to promptly perform any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower under this Agreement within thirty (30) days after written notice thereof; provided that: (i) if such default, in the reasonable discretion of Lender, creates a hazardous condition or materially, adversely and imminently affects the value of the Property, such default shall be immediately cured by Borrower; and (ii) subject to the provisions of subsection (i) above, to the extent that such default is of such a character which reasonably requires more than thirty (30) days to cure, Borrower shall have such reasonable additional time to cure the default, if Borrower has commenced to cure the same within said thirty (30) day period and is diligently and continuously pursuing such cure, which default shall in all circumstances be cured within one hundred and twenty (120) days after delivery of the above required written notice;

          (g) A default occurs under Sections 4.3, 5.3, 5.4, 5.5, 5.6, 5.15, 5.16, or 5.17(a) or (c);

          (h) A default occurs under Section 5.2 or 5.14 which is not cured within ten (10) days after notice thereof;

          (i) Any default, after applicable notice and cure periods, occurs under the provisions of the Guaranty Agreement, including but not limited to a default under Section 17 thereof;

          (j) Any inaccuracy or untruth in any representation, or warranty in any material respect contained in this Agreement, the Guaranty Agreement or any of the other Loan Documents, or of any statement or certification as to facts delivered to Lender pursuant to any Loan Document.

          (k) The occurrence of any Event of Default or default which is not cured within the applicable cure or grace periods, if any, under any of the Note, the Mortgage or any of the other Loan Documents; or

          (l) The termination of Borrower as a Delaware limited liability company, whether voluntary, by operation of law, or otherwise, without Lender's prior written consent, which is not reinstated within five (5) days after Borrower's knowledge thereof.


11. Remedies.

     (a) Upon the occurrence of any Event of Default set forth in Section 10(b),
(c), (d) or (e) (including after any grace or cure period expressly provided therein), the unpaid principal balance (including the Exit Fee) shall be immediately due and payable without any action by Lender. Upon the occurrence of any other Event of Default, Lender, in addition to availing itself of any remedies conferred upon it by law and by the terms of the Note, the Mortgage and the other Loan Documents, may declare the unpaid indebtedness evidenced by the Note to be immediately due and payable, and exercise any and all remedies at law or equity, including all remedies of a secured creditor under the Uniform Commercial Code, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies shall be to the exclusion of any others.

     (b) Upon the occurrence of an Event of Default and during the continuation thereof, Lender may, without being required to give any notice (except for notices expressly provided in Article 10 of this Agreement), apply the cash, if any, then held by it as Collateral hereunder to the payment of the Secured Obligations. For greater certainty, and not in limitation of the forgoing sentence, upon the occurrence of an Event of Default and during the continuation thereof, Lender may, without notice to Borrower (except for notices expressly required pursuant to Article 10 of this Agreement), charge, set-off and otherwise apply all or any part of the Leasing Cost Account, the Pledged Cash Flow Account, the Security Deposit Account, and all other funds, investments and other property therein, or any other cash Collateral in the possession or control of Lender to the Secured Obligations, in the order of priority set forth herein.


12. Miscellaneous.

     12.1. Documents of Further Assurance. Borrower shall, upon request of Lender, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender the evidence of, and security for, the Loan.

     12.2. Incorporation of Other Agreements. The provisions of the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Loan Documents, Lender shall have the right to elect, in its sole and absolute discretion, which provision shall govern and control. Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Lender in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or
(b)   any  of  the   undertakings,   agreements,   covenants,   warranties   and
representations of Borrower contained in this Agreement or the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

     12.3. Severability. If any provision of this Agreement or the other Loan Documents or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the other Loan Documents and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the other Loan Documents shall be severable in any such instance.

     12.4. Lender's Right to Cure Defaults. If Borrower fails to perform any of its obligations under this Agreement or any other Loan Document, or if any Event of Default shall occur hereunder, Lender may, but shall not be obligated to, perform such obligation or cure such Event of Default, and all reasonable out-of-pocket amounts expended in so doing, as well as all Costs advanced by Lender pursuant to this Agreement and the other Loan Documents, shall constitute additional advances of the Loan, shall be part of the Secured Obligations, secured by the Collateral and by the lien created by the Mortgage and all of the other Loan Documents, and shall be payable in accordance with Section 8.2.

     12.5. Amendments and Modifications. This Agreement and the other Loan Documents shall not be amended, modified or supplemented without the written agreement of Borrower and Lender at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any other Loan Documents shall be effective unless set forth in writing signed by Lender, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any other Loan Documents, or to take action in the event of any breach of any such provision or Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all rights specified herein or provided by applicable law with respect to such breach or Event of Default. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approval required under any of the Loan Documents must be in writing signed by Lender and directed to Borrower. Borrower expressly agrees that for purposes of this Agreement and each and every other Loan Document: (i) this Agreement and each and every other Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et. seq. (the "Act"); (ii) the Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every other Loan Document; and (iii) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Act.

     12.6. Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other overnight messenger service, first class registered or certified mail, postage prepaid, return receipt requested. A written notice shall be deemed to have been given to the recipient party on the earlier of: (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

To Borrower:                        BRE/City Center L.L.C.
                                    c/o Prime Group Realty Trust
                                    77 West Wacker Drive
                                    Suite 3900
                                    Chicago, IL 60601
                                    Attn: Louis G. Conforti, Co-President

with a copy to:                     Prime Group Realty Trust
                                    77 W. Wacker Drive
                                    Suite 3900
                                    Chicago, IL 60601
                                    Attn: General Counsel

And to:                             Winston & Strawn
                                    35 West Wacker Drive
                                    Chicago, IL 60601
                                    Attn: William J. Ralph, Esq.

To Lender:                          CORUS Bank, N.A.

                                    3959 N. Lincoln Avenue
                                    Chicago, IL 60613
                                    Attn: John R. Markowicz,
                                    First Vice President

with a copy to:                     Commercial Lending
                                    CORUS Bank, N.A.
                                    3959 N. Lincoln Avenue
                                    Chicago, IL 60613
                                    Attn: Joel C. Solomon, Esq.
                                    Senior Vice President and
                                    General Counsel

And to:                             Sachnoff & Weaver, Ltd.
                                    30 South Wacker Drive.
                                    Suite 2900
                                    Chicago, IL 60606
                                    Attn: Cynthia Jared, Esq.

Any party  hereto  may,  by notice  given  hereunder,  designate  any further or
different  addresses  to  which  subsequent   notices,   certificates  or  other
communications shall be sent.

     12.7. Successors and Assigns. The rights, powers and remedies of Lender under this Agreement shall inure to the benefit of Lender, its participants, successors and assigns. The rights and obligations of Borrower under this Agreement may not be assigned without the prior written consent of Lender (which may be withheld in Lender's sole and exclusive discretion) and any such purported assignment by Borrower shall be null and void. Lender shall have the right to assign, transfer, sell or convey its interest in the Note, this Agreement or any other Loan Documents, or any part thereof (including without limitation participations therein) without the consent of or notice to Borrower. Borrower hereby expressly agrees that Lender may disclose to any assignee, participant or prospective assignee or participant any and all information relating to the Borrower, the Property, the Guarantor or any other Person relating to the Loan and the transactions contemplated herein.

     12.8. Governing Law. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF BORROWER AND LENDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     12.9. Jurisdiction and Venue. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT BE TRIED AND DETERMINED ONLY IN THE FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS, OR THE STATE COURT LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, OR, AT THE SOLE OPTION OF LENDER IN ANY OTHER COURT IN THE STATE OF ILLINOIS OR IN THE STATE OF OHIO IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND AND LENDER MAY INCLUDE IN ANY SUCH ACTION ANY PENDANT CLAIMS ARISING UNDER ANY LOAN DOCUMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, THE STATE OF OHIO, AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE AT THE ADDRESS OF BORROWER STATED ABOVE. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

     12.10. Indemnification. Borrower agrees to indemnify, defend and hold Lender, its successors, assigns and participants harmless from and against any and all liabilities, obligations, actual out-of-pocket losses, actual damages, claims, reasonable, actual, out-of-pocket costs and expenses (including reasonable attorneys' fees, and expenses, and court costs) of whatever kind or nature which may be directly incurred by or imposed on Lender by virtue of this Agreement, including, without limitation, any liability resulting from the release of any Hazardous Material from the Property into the environment or resulting from any other violation or alleged violations of law with respect to any Hazardous Materials at the Property; any brokerage commissions or finder's fees asserted against Lender with respect to the making of the Loan; any actual, out-of-pocket loss or damage directly incurred by Lender by reason of the construction of Borrower and Lender as having the relationship of joint venturer or partners or Borrower or Lender being deemed to have acted as agent for the other; and any actual, out-of-pocket loss or damages directly incurred by Lender as a result of the breach by Borrower of any of its agreements, covenants, warranties or representations contained herein; provided however, nothing contained herein shall relieve Lender of liability resulting from Lender's fraud, gross negligence or willful misconduct. Notwithstanding anything to the contrary herein, Borrower shall have no liability or obligation with respect to any event, condition, matter or occurrence which first arises or occurs after transfer of the Property pursuant to a foreclosure of the lien of the Mortgage and confirmation of such foreclosure sale, or following Lender's acceptance of a deed-in-lieu of foreclosure.

     12.11. No Joint Venture. Lender, by executing and performing this Agreement, does not become a partner or joint venturer with Borrower. All inspections of the Property herein provided for are for the sole benefit of Lender.

     12.12. Time of Essence. Time is of the essence with respect to the payment of all amounts due Lender under this Agreement and performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.

     12.13. Violation of Laws. Notwithstanding anything herein contained to the contrary, Lender will not be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, Lender will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

     12.14. Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.

     12.15. Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; that Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement or any other Loan Document.

     12.16. No Third Party Beneficiaries. This Agreement is solely for the benefit of Lender and Borrower and their respective permitted successors and assigns and nothing contained herein shall be deemed to confer upon any Person any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and its respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

     12.17. Limited Liability. Notwithstanding anything to the contrary contained herein, no general partner, limited partner, member, trustee, officer, director, employee, agent or representative of PGR or PGRT shall have any personal liability for payment or performance of any Secured Obligation, provided that nothing set forth in this Section shall limit the liability of Borrower or PGR under this Agreement or any other Loan Document to which it is a party.

     12.18.  WAIVER  BY  BORROWER.  EXCEPT  AS  OTHERWISE  PROVIDED  FOR IN THIS
AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO LENDER'S TAKING POSSESSION OR CONTROL OF, OR TO LENDER REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

     12.19. JURY WAIVER. TO THE MAXIMUM EXTENT PERMITTED BY LAW. BORROWER AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION. CAUSE OF ACTION. CLAIM. DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT. OR IN ANY WAY CONNECTED WITH. RELATED TO OR INCIDENTAL TO THE
DEALINGS OF BORROWER AND LENDER WITH RESPECT TO THIS AGREEMENT. OR THE TRANSACTIONS RELATED HERETO. IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. AND WHETHER SOUNDING IN CONTRACT, TORT. OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW. BORROWER AND LENDER HEREBY AGREE THAT ANY SUCH ACTION. CAUSE OF ACTION. CLAIM. DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN EXECUTED COPY OF THIS AGREEMENT WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

             The remainder of this page is left intentionally blank.

     IN WITNESS WHEREOF, the undersigned parties have executed this Loan Agreement dated for reference purposes only as of April 25, 2001.

                              BRE/City Center, L.L.C.,
                              a Delaware limited liability company,

                              By: Prime Group Realty, L.P.,
                              a Delaware limited partnership, its sole member

                              By: Prime Group Realty Trust, a Maryland real estate investment trust, its managing general partner

                              By:[s] Louis G. Conforti
                                 ---------------------------------------
                                 Louis G. Conforti, Co-President





                              CORUS Bank, N.A.


                              By:[s] Joel C. Solomon
                                 ---------------------------------------
                                 Joel  C. Solomon, Senior,
                                 First Vice President

                             Schedules and Exhibits


 Exhibit A                    Legal Description
 Exhibit B                    Permitted Exceptions
 Exhibit C                    2002 Leasing Cost Budget
 Exhibit D                    Insurance Requirements
 Exhibit E                    Subordination, Non-Disturbance and Attornment
                              Agreement
 Exhibit F                    Estoppel Certificate
 Exhibit G                    Inspecting Architect's Report

 Schedule 3.4                 Pending Litigation
 Schedule 3.5                 Cash Flow for 2000
 Schedule 5.18                Mezzanine Loan Document
 Schedule 7.1 (a)             Existing Leases
 Schedule 7.1(b)              Exceptions to Current Estoppels
 Schedule 7.1(b-2)            Termination Rights of Baker and Hostetler

                                    EXHIBIT A
                                Legal Description

PARCEL NO.1 (FEE):

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Original Two Acre Lots Nos. 94, 95, 96, 107 and 108 and bounded and described as follows:

Beginning in the Northwesterly line of Euclid Avenue, 99 feet in width, at its intersection with the Southwesterly line of East Ninth Street, 99 feet in width; thence South 79(degree) 50'00" West along the Northwesterly line of Euclid Avenue, 393.77 feet to its intersection with a line drawn parallel to and distant 2.50 feet Northeasterly by rectangular measurement from the Northeasterly line of land conveyed to The New England Company by deed dated April 12, 1928 and recorded in Volume 3744, Page 255 of Cuyahoga County Records; thence North 10(degree) 10'00" West along said parallel line, 119.97 feet to an angle in a concrete building wall; thence North 38(degree) 47'35" West, 138.59 feet to a point in a Southeasterly line of Vincent Avenue N.E., 56 feet wide as shown by the Dedication Map of Vincent Avenue, N.E., Widening in Volume 226 of Maps, Page 96 of Cuyahoga County Records, said point being distant North 67(degree) 45'28" East, as measured along the Southeasterly line of Vincent Avenue, N.E., 2.68 feet from the Northeasterly line of land conveyed to the New England Company, as aforesaid; thence North 67(degree) 45'28" East along the Southeasterly line of Vincent Avenue, N.E., as widened, 190.06 feet to an angle; thence North 55(degree) 58'27" East along the Southeasterly line of Vincent Avenue, N.E., as widened, 138.33 feet to its intersection with the Southwesterly line of East Ninth Street; thence South 33(degree) 49'35" East along the Southwesterly line of East Ninth Street, 88.62 feet to the Northeasterly corner of land conveyed to The Kope Realty Company by deed dated October 19, 1971 and recorded in Volume 12946, Page 421 of Cuyahoga County Records; thence South 56(degree) 10'25" West along the Northwesterly line of land so conveyed to The Kope Realty Company, 132.74 feet to the Northwesterly corner; thence South 33(degree) 49'35" East along the Southwesterly line of land so conveyed to The Kope Realty Company about 54.67 feet to the Southwesterly corner thereof; thence North 56(degree) 10'25" East along the Southeasterly line of land so conveyed to The Kope Realty Company, 132.74 feet to its intersection with the Southwesterly line of East Ninth Street, 99 feet in width; thence, South 33(degree) 49'35" East along the Southwesterly line of East Ninth Street, 225.00 feet to the place of beginning, as shown on the Survey of Garrett & Associates, Inc., dated July 7,1983.

PARCEL NO. 2 LEASED PARCEL:

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Two Acre Lot No. 96 and bounded and described as follows: Beginning on the Southwesterly line of East 9th Street (formerly Erie Street), 99 feet wide, at a point distant South 33(degree) 49'35" East, 88.62 feet measured along said Southwesterly line from its intersection with the Southeasterly line of Vincent Avenue, N.E., as shown by the dedication plat recorded in Volume 226 of Maps, Page 96 of Cuyahoga County Records, said point being the most Easterly corner of land conveyed to Edmund Clark, by deed dated February 26, 1835 and recorded in Volume 27, Page 184 of Cuyahoga County
Records; thence South 56(degree) 10'25" West along the Southeasterly line of land so conveyed to Edmund Clark, 132.74 feet to the Southwesterly line of said Two Acre Lot No. 96; thence South 33(degree) 49'35" East along said Southwesterly line, 54.67 feet; thence North 56(degree) 10'25" East, parallel with the Southeasterly line of land conveyed to Edmund Clark, as aforesaid,
132.74 feet to the said Southwesterly line of East 9th Street, thence North 33(degree) 49'35" West, along said line of East 9th Street, 54.67 feet to the place of beginning, as shown on the Survey of Garrett & Associates, Inc., dated July 7,1983.

PARCEL NO. 3 (EASEMENT):

Easement from New England Building, Inc. to Euclid-Ninth Community Urban Redevelopment Corporation, filed for record April 19,1978 at 3:47 P.M. and recorded in Volume 14690, Page 615 of Cuyahoga County Records, over the following described premises:

The Connecting Passageway Opening, one story in height, eight (8) feet wide, located at the first floor level of the Buildings now situated and to be situated on the premises described in Exhibits A and B, is located on the Easterly Lot line of the premises described in Exhibit A, and commences at a point 27.33 feet North of the intersection of said Easterly Lot line with Northerly line of Euclid Avenue and continues Northerly along said Easterly Lot line, a distance of eight (8) feet.

 PIN:             101 -27-008
                  101 -27-009
                  101 -27-011
                  101 -27-033
                  101 -27-034
                  101 -27-035

 Address:         National City Center
                  1900 East Ninth Street
                  Cleveland, Ohio

                                   EXHIBIT "B"

                              PERMITTED EXCEPTIONS

1.   GENERAL REAL ESTATE TAXES NOT YET DUE AND PAYABLE.

2. IN THE DEED FROM NATIONAL CITY BANK AS SUCCESSOR BY MERGE TO THE NATIONAL CITY BANK OF CLEVELAND AND NATIONAL CITY BANK, TRUSTEE, TO NATIONAL CITY
     CENTER JOINT VENTURE, A JOINT VENTURE AND PARTNERSHIP, FILED FOR RECORD OCTOBER 21,1977 AT 3:14 P.M., AND RECORDED IN VOLUME 14634, PAGE 143 OF CUYAHOGA COUNTY RECORDS, CONVEYING PART OF PARCEL NO. 1 THE FOLLOWING
     APPEARS:

     "THIS CONVEYANCE IS MADE SUBJECT TO THE FOLLOWING RESERVATIONS AND ADDITIONAL GRANTS AND CONDITIONS, TO-WIT:

I. THE RIGHT OF ENTRY OVER AND UPON THE WESTERLY PORTION OF THE PREMISES HEREIN CONVEYED, TOGETHER WITH THE AIR SPACES ABOVE, WHERE POSSIBLE, IS HEREBY RESERVED TO THE EMPLOYEES, AGENTS, REPRESENTATIVES AND INDEPENDENT CONTRACTORS OF NATIONAL CITY BANK AND NEW ENGLAND BUILDING, INC., THEIR SUCCESSORS AND ASSIGNS, TOGETHER WITH EQUIPMENT THAT IS REASONABLY NECESSARY FROM TIME TO TIME TO PROPERLY MAINTAIN THE EASTERLY WALL OF THE BUILDING KNOWN AT THE DATE HEREOF AS NATIONAL CITY BANK BUILDING, 629 EUCLID AVENUE, CLEVELAND, OHIO AND WHICH IS IMMEDIATELY ADJACENT TO THE WESTERLY BOUNDARY OF THE PREMISES HEREIN CONVEYED. THE USE OF SUCH RIGHT OF ENTRY SHALL BE IN SUCH MANNER AS TO NOT MATERIALLY INTERFERE WITH OR INTERRUPT THE USE OF THE PREMISES BY THE GRANTEE, ITS TENANTS, SUCCESSORS OR ASSIGNS. IF AND UPON THE EVENT SAID EASTERLY WALL OF THE BUILDING AT 629 EUCLID AVENUE SHALL BE PERMANENTLY REMOVED, THIS RIGHT OF ENTRY SHALL BE VOID AND IF NO FURTHER EFFECT AND GRANTOR, ITS SUCCESSORS AND ASSIGNS, SHALL AT THE REQUEST OF GRANTEE, ITS SUCCESSORS AND ASSIGNS, EXECUTE AND DELIVER IN WRITTEN RECORDABLE FORM, A FULL AND COMPLETE RELEASE AND
     ACQUITTANCE OF THIS RESERVATION OF ENTRY. IT IS FURTHER PROVIDED THAT, DURING THE PERIOD SAID RIGHT OF ENTRY IS IN EXISTENCE, GRANTEE, ITS SUCCESSORS AND ASSIGNS, SHALL HAVE THE RIGHT OF REASONABLE APPROVAL OF ALL PLANS THAT RELATE TO THE ALTERATION OR SURFACE TREATMENT OF SAID EASTERLY WALL OF THE BUILDING LOCATED AT 629 EUCLID AVENUE. NOTWITHSTANDING ANYTHING HEREIN CONTAINED, THIS RESERVATION SHALL NOT IN ANY MANNER RESTRICT THE USE OF THE PREMISES HEREIN CONVEYED TO GRANTEE, ITS SUCCESSORS AND ASSIGNS, INCLUDING THE ERECTION OF WALLS OR STRUCTURES ADJACENT TO OR UPON THE WESTERLY LINE OF SAID PREMISES RESULTING IN THE DIMINUTION OR IMPAIRMENT OF ACCESS TO GRANTOR'S WALL AS RESERVED HEREIN.

II. GRANTOR, FOR ITSELF, NEW ENGLAND BUILDING, INC., THEIR SUCCESSORS AND ASSIGNS, RESERVES THE RIGHT TO USE AND MAINTAIN THE FOOTERS WHICH SUPPORT THE EASTERLY WALL OF THE BUILDING LOCATED AT 629 EUCLID AVENUE AND WHICH EXTEND OVER AND INTO THE WESTERLY PORTION OF THE PREMISES HEREIN CONVEYED FOR AS LONG AS A PERIOD AS SAID WALL AND BUILDING EXIST. GRANTOR, FOR ITSELF AND NEW ENGLAND BUILDING, INC., THEIR SUCCESSORS AND ASSIGNS, HEREBY GRANTS, AND GIVES TO THE GRANTEE, ITS SUCCESSORS AND ASSIGNS, THE RIGHT TO BUILD UPON AND INCORPORATE INTO BUILDINGS PLACED UPON THE PREMISES CONVEYED THE AFORESAID FOOTERS OR TO ALTER, REMOVE AND REPLACE SAID FOOTERS PROVIDED, ALWAYS, THAT THE GRANTEE, ITS SUCCESSORS AND ASSIGNS, IN SO INCORPORATING INTO OR ALTERING, REPLACING OR REMOVING SAID FOOTERS SHALL, AT ALL TIMES, MAINTAIN AND PROTECT THE STRUCTURAL INTEGRITY AND CONDITION OF THAT PORTION OF THE BUILDING LOCATED AT 629 EUCLID AVENUE SUPPORTED BY SUCH FOOTERS AND SAVE HARMLESS THE GRANTOR, NEW ENGLAND BUILDING, INC., THEIR SUCCESSORS AND ASSIGNS, FROM ALL COSTS OR DAMAGES THAT MAY RESULT THEREFROM. IN THE EVENT GRANTEE, ITS SUCCESSORS OR ASSIGNS, DOES SO CONSTRUCT IMPROVEMENTS UPON THE PREMISES CONVEYED HEREIN INCORPORATING THE USE OF THE AFORESAID FOOTERS THEREIN, GRANTOR, ITS SUCCESSORS AND ASSIGNS, SHALL NOT CAUSE ANYTHING TO BE DONE IN THE EVENT OF ALTERATION OR REMOVAL OF THAT PORTION OF THE BUILDING LOCATED AT 629 EUCLID AVENUE AND SUPPORTED THEREBY WHICH SHALL IMPAIR THE STRUCTURAL INTEGRITY OF GRANTEE'S IMPROVEMENTS."

     (AFFECTS PARCEL NO.1).

3. IN THE DEED FROM NATIONAL CITY CENTER JOINT VENTURE, A JOINT VENTURE AND PARTNERSHIP, TO EUCLID-NINTH COMMUNITY URBAN REDEVELOPMENT CORPORATION, FILED FOR RECORD DECEMBER 12, 1977 AT 11:40 A.M., AND RECORDED IN VOLUME 14651, PAGE 679 OF CUYAHOGA COUNTY RECORDS, CONVEYING PARCEL NO. 1 OF PREMISES UNDER EXAMINATION, THE FOLLOWING APPEARS:

     "GRANTEE, BY ITS ACCEPTANCE OF THIS DEED, HEREBY ACKNOWLEDGES AND AGREES THAT GRANTEE IS ACQUIRING THE ABOVE-DESCRIBED PREMISES IN CONNECTION WITH AND AS A PART OF GRANTEE'S UNDERTAKINGS AND ACTIVITIES COMPRISING THE "PROJECT" AS THAT TERM IS DEFINED AND USED IN THE FINANCIAL AGREEMENT DATED JUNE 30, 1977 (INCLUDING MODIFICATION THEREOF DATED NOVEMBER 9, 1977) BETWEEN GRANTEE AND THE CITY OF CLEVELAND, OHIO (THE "CITY").

     AS REQUIRED BY THE FINANCIAL AGREEMENT, GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT GRANTEE, ITS SUCCESSORS AND ASSIGNS TO OR OF THE ABOVE-DESCRIBED PREMISES, SHALL USE, DEVELOP AND REDEVELOP THE ABOVE DESCRIBED PREMISES IN ACCORDANCE WITH, AND FOR THE PERIOD OF, THE NATIONAL CITY CENTER ACTION AREA SUPPLEMENTARY AMENDMENT TO THE COMMUNITY DEVELOPMENT PLAN FOR THE CENTRAL CORE APPROVAL BY ORDINANCE NUMBER 1494-77 PASSED BY THE COUNCIL OF THE CITY OF JUNE 27, 1977 AND SHALL NOT DISCRIMINATE AGAINST ANY PERSON OR GROUP OF PERSONS BASED UPON, RACE, CREED, SEX, RELIGION, COLOR, AGE, NATIONAL ORIGIN OR ANCESTRY IN THE SALE, LEASE, SUBLEASE, TRANSFER, OCCUPANCY, TENURE OR ENJOYMENT OF THE ABOVE DESCRIBED PREMISES. IT IS INTENDED THAT THE FOREGOING AGREEMENTS SHALL BE COVENANTS RUNNING WITH THE LAND AND THAT THEY SHALL BE BINDING FOR THE BENEFIT OF AND IN FAVOR OF, AND ENFORCEABLE BY THE CITY AGAINST THE GRANTEE, ITS SUCCESSORS AND ASSIGNS, AND EVERY SUCCESSOR IN INTEREST TO THE ABOVE-DESCRIBED PREMISES OR ANY PART THEREOF PROVIDED, THAT SUCH AGREEMENTS AND COVENANTS SHALL BE BINDING ON THE GRANTEE ITSELF, EACH SUCCESSOR IN INTEREST TO THE PREMISES AND EVERY PART THEREOF, AND EACH PARTY IN
     POSSESSION OR OCCUPANCY, RESPECTIVELY ONLY FOR SUCH PERIOD AS SUCH SUCCESSOR OR PARTY SHALL HAVE TITLE TO, OR AN INTEREST IN, OR POSSESSION OR OCCUPANCY OF, THE PREMISES OR PART THEREOF."

     (AFFECTS PARCEL NO. 1).

4. DUTIES AND OBLIGATIONS OF THE LEASE BY AND BETWEEN THE KOPE REALTY COMPANY AND NATIONAL CITY BANK, FILED FOR RECORD OCTOBER 26, 1976 AT 2:29 P.M., AND RECORDED IN LEASE VOLUME 515, PAGE 1 OF CUYAHOGA COUNTY RECORDS AND ASSIGNED BY ASSIGNMENT OF LEASE FROM NATIONAL CITY BANK TO NATIONAL CITY CENTER JOINT VENTURE, FILED FOR RECORD OCTOBER 21, 1977 AT 3:14 P.M., AND RECORDED IN LEASE VOLUME 523, PAGE 47 OF CUYAHOGA COUNTY RECORDS AND BY ASSIGNMENT BETWEEN NATIONAL CITY CENTER JOINT VENTURE, AN OHIO PARTNERSHIP, AND EUCLID-NINTH COMMUNITY URBAN REDEVELOPMENT CORPORATION, FILED FOR RECORD DECEMBER 12, 1977 AT 11:40 P.M., RECORDED IN LEASE VOLUME 524, PAGE 469 OF CUYAHOGA COUNTY RECORDS, AND BY ASSIGNMENT AND ASSUMPTION OF THE KOPE LEASE FROM EUCLID NINTH COMMUNITY URBAN REDEVELOPMENT CORPORATION TO BRE/CITY CENTER, L.L.C., DATED AS OF FEBRUARY 10, 1998 FILED FOR RECORD FEBRUARY 17, 1998 RECORDED IN VOLUME 98-1563, PAGE 20 OF CUYAHOGA COUNTY RECORDS.

5. DUTIES AND OBLIGATIONS OF THE GRANT OF RECIPROCAL EASEMENTS BETWEEN NEW ENGLAND BUILDING, INC. AND EUCLID-NINTH COMMUNITY URBAN REDEVELOPMENT CORPORATION, FILED FOR RECORD APRIL 19, 1978 AT 3:47 P.M. AND RECORDED IN VOLUME 14690, PAGE 615 OF CUYAHOGA COUNTY RECORDS.

     AMENDMENT TO GRANT OF RECIPROCAL EASEMENTS, FROM NEW ENGLAND BUILDING, INC., TO EUCLID-NINTH COMMUNITY URBAN REDEVELOPMENT CORPORATION FILED FOR RECORD NOVEMBER 21, 1980 AT 2:55 P.M., AND RECORDED IN VOLUME 15408, PAGE 79 OF CUYAHOGA COUNTY RECORDS.

     (AFFECTS PARCEL NO. 3).

6. MEMORANDUM OF LEASE FROM OLIVER PARTNERSHIP, AN OHIO GENERAL PARTNERSHIP, WHOSE GENERAL PARTNERS ARE OLIVER TYRONE CORPORATION, RICHARD K. MEANS, MYRON T. KEFF, JR., DONALD W. PULVER, AND THE PRUDENTIAL INSURANCE COMPANY OF AMERICA D/B/A NATIONAL CITY CENTER JOINT VENTURE TO BAKER, HOSTETLER & PATTERSON, FILED FOR RECORD ON AUGUST 7, 1971 AT 2:33 P.M., AND RECORDED IN LEASE VOLUME 549, PAGE 563 OF CUYAHOGA COUNTY, OHIO RECORDS.

     (AFFECTS PARCEL NOS. 1 AND 2).

7. MEMORANDUM OF LEASE FROM OLIVER PARTNERSHIP, AN OHIO GENERAL PARTNERSHIP, WHOSE GENERAL PARTNERS ARE OLIVER TYRONE CORPORATION, RICHARD K. MEANS, MYRON T. KERR, JR., DONALD W. PULVER, AND THE PRUDENTIAL INSURANCE COMPANY OF AMERICA D/B/A NATIONAL CITY CENTER JOINT VENTURE, TO ERNST & ERNST, A GENERAL PARTNERSHIP, NOW BY CHANGE OF NAME ERNST & WHINNEY, FILED FOR RECORD ON OCTOBER 29, 1981 AT 3:38 P.M., AND RECORDED IN LEASE VOLUME 551, PAGE 1 OF CUYAHOGA COUNTY, OHIO RECORDS.

     (AFFECTS PARCEL NOS. 1 AND 2).

8. MEMORANDUM OF LEASE FROM NATIONAL CITY CENTER JOINT VENTURE, A JOINT VENTURE COMPOSED OF OLIVER PARTNERSHIP, AN OHIO GENERAL PARTNERSHIP, AND THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, TO NATIONAL CITY BANK, FILED FOR RECORD AUGUST 3, 1981 AND RECORDED IN LEASE VOLUME 549, PAGE 455 OF CUYAHOGA COUNTY RECORDS.

     (AFFECTS PARCEL NOS. 1 AND 2).

9. MEMORANDUM OF LEASE FROM CARLYLE/NATIONAL CITY ASSOCIATES TO SPANGENBERG, SHIRLEY, TRACI AND LANCIONE, DATED SEPTEMBER 22, 1993 AND RECORDED IN VOLUME 93-10146, PAGE 37 OF CUYAHOGA COUNTY RECORDS.

     (AFFECTS PARCEL NOS.1 AND 2).

10. RIGHTS OF TENANTS, AS TENANTS ONLY, UNDER UNRECORDED LEASES., INCLUDING THE EXISTING LEASES.

11. NOTICE OF COMMENCEMENT, FILED FOR RECORD JUNE 5, 1998, RECORDED IN VOLUME 98-7000, PAGE 25 OF CUYAHOGA COUNTY RECORDS, SHARON A. CORDIAK HEREBY CLAIMS THAT LABOR OR WORK IS ABOUT TO BEGIN ON, OR MATERIALS ARE ABOUT TO BE FURNISHED FOR, AN IMPROVEMENT TO THE REAL PROPERTY DESCRIBED THEREIN.

                                    EXHIBIT C
                 2002 TENANT IMPROVEMENT AND LEASING COST BUDGET

                          [INTENTIONALLY NOT INCLUDED]

                                    EXHIBIT D
                             INSURANCE REQUIREMENTS

     I. Insurance. Borrower shall obtain, and shall maintain at all times during the term of the Loan, such insurance as Lender may reasonably require, including, but not limited to the following:

     (a) Builder's Risk. During any period of repair or restoration, builder's "All-Risk" insurance in an amount equal to not less than the full insurable value of the Property against such risks (including so called All Risk perils coverage and collapse of the improvements to agreed limits as Lender may request, in form and substance reasonably acceptable to Lender).

     (b) Contractor's Liability. At all times when construction is occurring at the Property, Contractor's Liability Insurance (to include contractors, subcontractors and trades to a limit of not less than Two Million Dollars ($2,000,000.00) (or more as Lender shall reasonably request or to the extent that any contractor carries a higher limit) on a per occurrence basis covering any contractor's construction operations at the Property, and naming Borrower and Lender as Additional Insureds.

     (c) Worker's Compensation. Worker's compensation insurance to statutory limits, including USL&H and Jones Act (if applicable) and employer's liability insurance covering the Borrower's employees (if any) and employees of any contractor (to the extent required, and in the amounts required by applicable
Laws).

     (d) Liability. General Public Liability insurance, including, without limitation, Commercial General Liability insurance; Owned (if any), Hired and Non Owned Auto Liability; and Umbrella Liability coverage for Personal Injury, Bodily Injury, Death, Accident and Property Damage, providing in combination no less than $50,000,000 per occurrence and in the annual aggregate, per location. The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, Contractual Liability (covering, to the maximum extent permitted by law, the mortgagor's obligation to indemnify the mortgagee as required under this agreement, Products and Completed Operations Liability coverage.

     (e) Errors and Omissions. At all times construction is occurring on the Property, Borrower shall require the architect to: (a) obtain and maintain professional errors and omissions coverage for Architect and all of its principals and employees performing architectural and design services for the Property, and (b) require all engineer and design professional subcontractors to obtain or maintain professional errors and omissions coverage in connection with such subcontracted work. Professional errors and omissions insurance shall be endorsed to provide contractual liability coverage. Certificates of such coverage shall be furnished along with other certificates of insurance hereunder and such coverage for the architect and each such professional subcontractor shall be in an amount reasonably required by Lender, but not less than $1,000,000 - per occurrence.

     (f) (Intentionally Omitted)

     (g) Casualty. Property Insurance against loss customarily included under so called "All Risk" policies including flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure the additional expense of demolition and increased cost of construction due to the enforcement of laws regulating reconstruction at the time of rebuilding following a loss. The amount of such "All Risk" insurance shall be not less than one hundred percent (100%) of the replacement cost value of the improvements. Each such insurance policy shall contain an agreed amount (Coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which the mortgagor is required to insure in accordance with any lease. If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost. The Lender shall be named Loss Payee on a Standard Mortgagee Endorsement and be provided not less than 30 days advance notice of change in coverage, cancellation or non-renewal.

     (h) Flood. If any portion of the improvements located on the Property is located within an area designated as "flood prone" or a "special flood hazard area" (as defined under the regulations adopted under the National Flood
Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Trust Estate. The Lender reserves the right to require Flood Insurance in excess of that available under the Federal Flood Insurance plan.

     (i) Boiler. Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that the Borrower is required to insure pursuant to any Lease on a replacement cost basis. The minimum amount of limits to be provided shall be $10,000,000 per accident.

     (j) Rent Loss. Rent loss and/or business interruption insurance on an actual loss sustained basis as an extension to coverage required by Paragraph
(g), (h) and (i) for twenty-four months above, in an amount not less than the amount of rent payable or Business Income Earned annually (and providing a 360 day Extended Period of Indemnity). Lender shall be named as Loss Payee as respects this coverage.

     (k) Builder's All-Risk Insurance. During any period of repair or restoration, builder's "All-Risk" insurance in an amount equal to not less than the full insurance value of the Trust Estate against such risks (including so called All Risk perils coverage and collapse of the Improvements to agreed limits as Beneficiary may request, in form and substance acceptable to Beneficiary).

     (l) Dram Shop. From and after Final Completion of the Property, upon Lender's reasonable request, so-called "Dram Shop" insurance in the amount of $1,000,000.00 against claims or liabilities arising directly or indirectly to Persons or property on account of the sale or dispensing of beer, wine or other alcoholic beverages shall also be furnished, including in such coverage loss of means of support, all in amount that may be required by applicable Laws or as Lender may reasonably specify if any part of the Property is now or hereafter used for the sale or dispensing of beer, wine or any other alcoholic beverages.

     (m) Law and Ordinance. From and after Completion of the Property, increased cost of law and ordinance insurance (covering additional costs required by building code changes).

     (n) Other. Such other insurance as may be reasonably requested by Lender.

     III. Requirements of Insurance Policies.

     (a) All insurance policies shall be issued by an insurer or insurers with an A.M.Best rating of A:X or better and a Standard and Poor's rating of "AA", or equivalent rating from another agency acceptable to the Lender and be licensed in the State of Ohio.

     (b) The Property, Boiler and Machinery insurance policies shall also name the Lender under a non-contributing New York standard Lender clause or an equivalent endorsement satisfactory to the Lender and shall be otherwise reasonably satisfactory to the Lender in form and content. Loss of Rental Income insurance shall name the Lender as Loss Payee.

     (c) All insurance acquired hereunder shall be with companies and in form, amounts and with coverage and deductibles reasonably satisfactory to Lender and, with respect to the insurance described in Section I (a), (c), (g) and (h) of this Exhibit D, include a mortgagee's loss payable clause attached naming Lender as mortgagee and loss payee and, with respect to all insurance described in
Section 11 (b) and (d) of this Exhibit D include an endorsement naming Lender as an Additional Insured thereunder.

     (d) All insurance policies shall contain coverage for improvements and betterments which Borrower is required, in any Lease, to insure. All Property insurance policies also shall include a co-insurance waiver and/or Agreed Amount Endorsement. The amount of any deductible under any insurance policy must be reasonably acceptable to the Lender. Without the Lender's prior written consent, Borrower shall not name any person other than the Lender, as loss payee under any Property insurance policies covering the improvements and such tenant improvements and betterments that Borrower is required to insure pursuant to the Lease, and Rental Income insurance. Borrower shall not carry separate or additional insurance coverage covering the improvements and such tenant improvements and betterments that Borrower is required to insure pursuant to the Lease concurrent in form or contributing in the event of loss with that required by this Agreement; provided that, if blanket policies are obtained, this sentence shall not apply to property covered by such blanket policies other than the improvements and such tenant improvements and betterments which Borrower is required to insure pursuant to this Agreement.

     (e) Borrower shall pay the premiums for the insurance policies as the same become due and payable. Borrower shall deliver to the Lender certified copies of the insurance policies required to be maintained pursuant to this Exhibit D within thirty (30) days after the date of this Agreement or ten (10) days after the issuance of the policies by the insurer, whichever is later, but in all events, no later than sixty (60) days after the Closing Date, and failure to do so will be an immediate Event of Default; provided, however, Lender shall not be deemed by reason of the custody of such insurance policies to have knowledge of the contents thereof. Borrower also shall deliver to the Lender, within ten (10) days of the Lender's request, a certificate of the Borrower or the Borrower's insurance agent setting forth the particulars as to all such insurance policies, that all premiums due thereon have been paid currently and that the same are in full force and effect. BORROWER SHALL DELIVER A CERTIFICATE OR OTHER EVIDENCE OF INSURANCE ACCEPTABLE TO LENDER EVIDENCING THE INSURANCE REQUIRED HEREUNDER ON THE CLOSING DATE, TOGETHER WITH RECEIPTS FOR THE PAYMENT OF PREMIUMS THEREON. ALL CERTIFICATES MUST BE ON ACCORD FORM 27; CERTIFICATES EVIDENCING INSURANCE WHICH ARE PRINTED ON ACCORD FORM 25 ARE NOT ACCEPTABLE BECAUSE THEY STATE THEY ARE FOR INFORMATION PURPOSES ONLY. Not later than fifteen (15) days prior to the expiration date of each of the insurance policies the Borrower shall deliver to the Lender a certificate of insurance evidencing renewal of coverage as required herein. Not later than sixty (60) days after the renewal of each of the insurance policies, the Borrower shall deliver to the Lender an original or certified copy (as required pursuant to this Section of a renewal policy or policies. Within ten (10) days after such renewal, the Borrower shall deliver to the Lender evidence of payment of premium satisfactory to the Lender.

     (f) Each  insurance  policy shall contain a provision  whereby the insurer:
(i) agrees that so long as the Loan is outstanding, such policy shall not be canceled or terminated, the coverage, deductible, and limits of such policy shall not be modified, other provisions of such policy shall not be modified is such policy, after giving effect to such modification, would not satisfy the requirements of this Agreement, and such policy shall not be canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to the Lender, (ii) waives any right to claim any premiums and commissions against the Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (iii) provides that the Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and Workers Compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of the Lender, such insurance policy shall not be invalidated by and shall insure the Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by the Lender pursuant to any provision of this Agreement.

     (g) Any insurance maintained pursuant to this section may be evidenced by blanket insurance policies covering the premises and other properties or assets of the Borrower or its affiliates, provided that any such policy shall in all other respects comply with the requirements of this section. Lender, in its reasonable discretion, shall determine whether such blanket policies provide sufficient limits of insurance.

                                    EXHIBIT E
             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

Prepared by and
after Recording
Return to:

Cynthia Jared, Esq.
Sachnoff & Weaver, Ltd.
30 S. Wacker Drive
Suite 2900
Chicago, Illinois 60606

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made by and between ______________("Tenant"), CORUS BANK, N.A, ("Lender"), and BRE/City Center L.L.C., a Delaware limited liability company ("Landlord").

                                    RECITALS:

     A. By a certain Lease dated as of _____________(the "Lease"), Landlord, as lessor, demised and leased to Tenant, as lessee, certain Leased Premises (the "Leased Premises") which represents part of the improvements located or to be located on the land legally described on Exhibit A attached hereto and by this reference incorporated herein, upon the terms and conditions and for the rental, as more fully set forth in the Lease.

     B. Landlord, by its Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement (the "Mortgage"), recorded in the Office of the Recorder of Deeds of Cuyahoga County, Ohio, grants and conveys unto Lender, all of its right, title and interest in and to the Leased Premises to secure the payment of its Note in the aggregate maximum principal amount of $67,000,000 payable to Lender, with principal and interest payable as therein provided and as provided under the terms of that certain Construction Loan Agreement by and between Landlord and Lender (the "Loan Agreement"). All references in this
Agreement  and every other Loan  Document to the Note,  the  Mortgage,  the Loan
Agreement and each and every other Loan Document shall mean the Note, the Mortgage, the Loan Agreement and each other Loan Document and all modifications, amendments, supplements, extensions, replacements or restatements thereof or thereto.

     C. Lender, as a condition to making and continuing to make advances on the loan has required the execution of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and to induce Lender to make said loan, the parties do hereby covenant and agree as follows:

     1. The Lease and all right and title of Tenant thereunder are and shall be subject and subordinate to the lien of the Mortgage and to all renewals, modifications, consolidations, replacements, and extensions thereof, to the full extent of the principal sum secured thereby, interest thereon, and all other amounts and sums secured thereby subject to the terms and conditions stated herein. Tenant further waives all rights and claims to assert that the Lease or any provision thereof is superior to the lien of or to any other provision of the Mortgage or any renewal, increase, replacement, consolidation, modification or extension thereof.

     2. Notwithstanding such subordination, Tenant agrees that any action by the Lender to enforce the Mortgage by reason of default thereunder will not terminate the Lease (unless Lender elects to terminate the Lease in the event of a default by Tenant which is not cured within any applicable cure period), or invalidate or constitute a breach of any of the terms thereof, nor give rise to any right of Tenant to terminate the Lease nor constitute a breach or invalidation of the Lease. If the Mortgage shall be foreclosed, or a voluntary conveyance in lieu of foreclosure shall be delivered, or a sale of the Leased Premises pursuant to the rights granted to Lender in the Mortgage, Tenant does hereby attorn to the successors and assigns of the Landlord (successors and assigns being herein defined to include the Lender, Lender's nominee, assignee and/or purchaser at any sale of the Leased Premises) provided Tenant's attornment shall be to such successor landlord upon the same terms, covenants and conditions as provided in the Lease and such successor landlord shall be deemed to have assumed all of the obligations of Landlord to Tenant set forth in the Lease, except as provided herein.

     3. Tenant's attornment by these presents is effective and self-operative without the execution of any other instruments on the part of the parties hereto.

     4. If the Lender (or any other party) shall acquire title to the Property or shall succeed to Landlord's interest in the Lease, whether through foreclosure of the Mortgage, conveyance in lieu of foreclosure, or otherwise, Lender (or such other party) shall (a) not disturb Tenant's possession of the Leased Premises and all right and title of Tenant under the Lease and all amendments or modifications thereto approved in writing by Lender (the "Approved Modifications") shall continue in full force and effect in accordance with their terms and Lender (or such other party) shall recognize the Lease and the Approved Modifications provided Tenant is not in default in the payment of any sums due from Tenant under the Lease or performance of any material obligation of Tenant under the Lease (beyond any period expressly given Tenant to cure such default); and (b) except as may be required or necessary under the terms of any applicable law or statute, not name Tenant in any action for foreclosure of the Mortgage. Lender (or such other party) shall thereupon, and without the necessity of further attornment or other act or agreement, be substituted as Tenant's landlord under the Lease, and shall be entitled to the rights and benefits and subject to the obligations thereof; provided that neither Lender nor any other party (other than Landlord) shall be:

          (a) liable for any act or  omission  of any prior  landlord  under the
     Lease   (including   the   Landlord)  or  damages   (actual,   punitive  or
     consequential) arising therefrom; or

          (b) subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease (including the Landlord); or

          (c) bound by any amendments or modification of the Lease made without Lender's written consent; or

          (d) bound by or required to credit Tenant with any prepayment of rent more than thirty (30) days in advance or any deposit, rental security or any other sums deposited with any prior landlord under the Lease (including the Landlord) unless said sum is actually received by Lender; or

          (e) liable for the completion of any construction of the Leased Premises or tenant improvements to the Leased Premises commenced or agreed to by any prior landlord (including Landlord); or

          (f) liable for the payment of any damages, fees or penalties payable by any landlord (including Landlord) to Tenant, including but not limited to fees or penalties for failure to deliver the Leased Premises in a timely fashion.

     5. Tenant will deliver to Lender a copy of any notice of default served upon Landlord by Tenant.

     6. Tenant agrees that from and after the date hereof in the event of any default under the Lease which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, to claim a partial or total eviction, or claim for abatement of rent, offset or other remedy, notwithstanding any provision of the Lease to the contrary, Tenant will not exercise any such right (a) until it has given written notice of such default to Lender in accordance with Sections 5 and 18 of this Agreement, and (b) until and unless Lender fails to remedy such act or omission within thirty (30) days after receipt of Tenant's notice, or in the case of any other act or omission which cannot reasonably be remedied within said thirty (30) day period, then Lender shall have as long as reasonably necessary to remedy such act or omission, provided that, (i) Lender commences such remedy and notifies Tenant within said 30day period of Lender's desire to remedy, and (ii) Lender pursues completion of such remedy with due diligence following such giving of notice and following the time when Lender shall have become entitled under the Mortgage to remedy the same. It is specifically agreed that Tenant shall not, as to Lender, be entitled to require cure of any default which is personal to Landlord, and therefore not susceptible of cure by Lender, or which is specified in Section 4 of this Agreement, and that no such uncured default shall entitle Tenant to exercise any rights under the Lease with respect to Lender, including, without limitation any rights of set-off, off-set, rent abatement or termination, but that the Lease shall remain in full force and effect as between Lender and Tenant, except with respect to the provisions which are personal as to Landlord.

     7. Notwithstanding anything to the contrary contained in the Lease, Landlord hereby irrevocably directs Tenant to make all payments of rent to Landlord to an account at Corus Bank, N.A., 3959 N. Lincoln Avenue, Chicago, Illinois 60613 designated by Lender to Tenant by written notice to Tenant.

     8. Tenant  covenants  and agrees as follows for the benefit and reliance of
Lender:

          (a) That it will not,  without the express  written consent of Lender:
     (i) cancel, terminate or surrender the Lease, except as expressly provided therein, and then only after Lender has failed to or unsuccessfully attempted to pursue its rights and remedies as provided herein; (ii) alter, amend or modify any term of the Lease; (iii) enter into any agreement with Landlord, its successors or assigns, which grants any concession with respect to the Lease or which reduces the rent called for thereunder; or
     (iv) consent to the release of any party having liability under the Lease.

          (b) That Tenant shall, except to the extent prohibited by law or legal proceedings, make rental payments under the Lease to Lender pursuant to and upon written demand by Lender, if such demand states that a default has occurred under the Mortgage, and Landlord agrees that any payments so made to Lender shall be deemed to have been made in accordance with and in satisfaction of Tenant's obligation to pay rent under the Lease.

     9. Landlord and Tenant, hereby jointly and severally, agree for the benefit and reliance of Lender, as follows:

          (a) That neither this Agreement, the Mortgage, nor anything to the contrary in the Lease, prior to Lender's acquisition of Landlord's interest in and possession of the Leased Premises, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Leased Premises upon Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms and conditions of the Lease, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Leased Premises by any party whatsoever, or for dangerous or defective condition of the Leased Premises, or for any negligence in the management, upkeep, repair or control of said Leased Premises resulting in loss, injury or death to any lessee, licensee, invitee, guest, employee, agent or stranger. Notwithstanding anything to the contrary in the Lease, Lender, its successors and assigns or a purchaser under the terms of the Mortgage, shall, subject to the terms of this Agreement, be responsible for performance of only those covenants and obligations of the Lease accruing after Lender's acquisition of Lessor's interest in and possession of the Leased Premises. In no event shall Lender be personally liable as Landlord under the Lease, either by virtue of any assignment of the Lease, the exercise of any right thereunder or hereunder, the foreclosure of its lien on the Leased Premises, the acquisition of the Leased Premises or the collection of any rent under the Lease as owner or beneficiary under the Mortgage, and Tenant shall look solely to the real estate that is the subject of the Lease and to no other assets of Lender for satisfaction of any liability in respect of the Lease; but Tenant shall have reserved to it all other remedies available to it at law or in equity, against Landlord.

          (b) That in the event Lender gains title to the Leased Premises and becomes substitute lessor, it is agreed that Lender may assign its interest as substitute lessor without notice to or the consent of Tenant or any other party hereto; provided that, no such assignment shall be binding upon Tenant until written notice thereof is delivered to Tenant.

     10. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage or any modifications, amendments, extensions or renewals thereof.

     11.  Tenant  agrees  that  this   Agreement   satisfies  any  condition  or
requirement in the Lease relating to the granting of a non-disturbance agreement.

     12. Tenant covenants and acknowledges that, as of the date hereof, it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Leased Premises or the Property or any portion thereof or any interest therein.

     13. The foregoing provisions shall be self-operative. However, Tenant agrees to execute and deliver to Lender, or any person to whom Tenant herein agrees to attorn, such other instrument which is reasonably necessary to effectuate such provisions provided such documents in no way diminish Tenant's rights or increases Tenant's obligations hereunder or under the Lease.

     14. Tenant hereby represents and warrants to Lender that it has not subordinated the Lease or any of its rights under the Lease to any lien, mortgage, deed of trust or deed to secure debt prior to the date hereof and that it will not subordinate the Lease or the rights of the Lessee thereunder to any lien, mortgage, deed of trust or deed to secure debt other than the Mortgage without the prior written consent of Lender or until the lien of the Mortgage has been released by Lender.

     15. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto, or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and assigns.

     16. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one agreement, binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart. Each of the undersigned parties authorizes the assembly of one or more original copies of this Agreement through the combination of the several executed counterpart signature pages with one or more bodies of this Agreement, including the Exhibits, if any, to this Agreement. Each such compilation of this Agreement shall constitute one original of this Agreement.

     17. Tenant agrees that the Mortgage and the note evidencing the indebtedness secured thereby may be increased, replaced, renewed, extended and/or modified from time to time by agreement between Landlord and Lender and Lender may exercise any one or more of its rights under the Mortgage from time to time at Lender's discretion, all without notice to or consent of Tenant, and this Agreement shall continue in full force and effect as to all such renewals, extensions and/or modifications and all such exercise of rights.

     18. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other overnight messenger service, first class registered or certified mail, postage prepaid, return receipt requested or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

         If to Landlord:   BRE/City Center, L.L.C.
                           c/o Prime Group Realty Trust
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois 60601
                           Attention: Louis Conforti, Co-President

         With a copy to:   c/o Prime Group Realty Trust
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois 60601
                           Attention: Michael Moran

         If to Lender:     CORUS Bank, N.A.
                           3959 N. Lincoln Avenue
                           Chicago, Illinois 60613
                           Attn: John R. Markowicz, First Vice President

                           AND TO

                           CORUS Bank, N.A.
                           3959 N. Lincoln Avenue
                           Chicago, Illinois 60613
                           Attn: Joel C. Solomon, Senior Vice President
                                   and General Counsel


      If to Tenant:




       With copies to:




Any party  hereto  may,  by notice  given  hereunder,  designate  any further or
different  addresses  to  which  subsequent   notices,   certificates  or  other
communications shall be sent.

The provisions of this Agreement shall bind, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

             The remainder of this page is intentionally left blank

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date set forth below.

                       TENANT:


                          __________________________________


                       By:__________________________________

                         Its:_______________________________


                       LENDER:


                       CORUS Bank, N.A.


                       By:__________________________________
                          Joel C. Solomon
                          Senior Vice President

                       LANDLORD:


                       BRE/City Center, L.L.C.,
                       a Delaware limited liability company


                        By: ________________________________

                         Its: ______________________________

                                    EXHIBIT A

                                Legal Description

STATE OF ILLINOIS                   )
                                    ) SS:
COUNTY OF COOK    )

     I, _______________________, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this _____ day of _____________,_____, personally appeared before me ___________, the ____________ President of CORUS Bank, N.A., to me personally well known and known to be the person who signed the foregoing instrument, and who, being by me duly sworn, stated and acknowledged that he is the
______________ President of said CORUS Bank, N.A., and that he signed and delivered the same in behalf of CORUS Bank, N.A., with authority, as his and its free and voluntary act and deed for the uses and purposes therein mentioned and set forth.

     WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

                                         ___________________________
                                         Notary Public

                                         My commission expires:_____

STATE OF ILLINOIS )
                           ) SS
COUNTY OF COOK             )

     The Undersigned, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this _____ day of _______________, 2000, personally appeared before me _______________, the
Senior Vice President of the administrative partner of the ________________ of _______________, L.L.C., a Delaware limited liability company ("Company"), to me personally well known and known to be the person who signed the foregoing instrument, and who, being by me duly sworn, stated and acknowledged that _he is the Senior Vice President of the administrative partner of the sole member of said Company and that _he signed and delivered the same on behalf of said Company, with authority, as his/her and its free and voluntary act and deed, and as the free and voluntary act of said Company, for the uses and purposes therein mentioned and set forth.


                                    ______________________________
                                    Notary Public

MY COMMISSION EXPIRES:

_______________________

STATE OF _____________     )
                                    )  SS:
COUNTY OF ____________)


     I,_________________________, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this _____ day of _____________, 200_, personally appeared before me _____________, the ___________ President of __________, to me personally well known and known to be the person who signed the foregoing instrument, and who, being by me duly sworn, stated and acknowledged that he is the _____________ President of said corporation, and that he signed and delivered the same in behalf of said corporation, with authority, as his and its free and voluntary act and deed for the uses and purposes therein mentioned and set forth.

     WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.


                                  ___________________________
                                  Notary Public

                                  My commission expires: ________

                                    EXHIBIT F
                              ESTOPPEL CERTIFICATE


                           TENANT ESTOPPEL CERTIFICATE

TO:      BRE/City Center L.L.C.
         c/o Prime Group Realty Trust
         77 West Wacker Drive
         Suite 3900
         Chicago, Illinois 60601

RE:      NATIONAL CITY CENTER (the "Property")

Ladies and Gentlemen:

     The following statements are made with the knowledge that Prime Group Realty, L.P., a Delaware limited partnership, and its assigns (individually and collectively, as applicable, "Purchaser"), Corus Bank, N.A. its lender ("Lender") and/or investors are relying on them in connection with the collateral assignment of the Lease (defined below) to Lender by Purchaser, and Lender, its successors, assigns and successor owners of the Property may rely on such statements for that purpose.

     The undersigned ("Tenant"), being the Tenant under the Lease covering certain premises (the "Leased Premises") in the Property, hereby certifies, represents, warrants, covenants and agrees as follows:

1. Tenant is the tenant under a lease with ____________ as the original landlord, dated ________________(collectively, the "Lease"). The Lease demises to Tenant approximately ____________ rentable square feet in the Property. By mesne conveyances Landlord is the successor in interest to the original landlord under the lease The initial term of the Lease commenced on ____________, and will expire on ___________ exclusive of unexercised renewal options and extension options contained in the Lease. Tenant has ___________ options to extend the term of the Lease for __________ years each. There have been no other amendments, modifications, revisions or supplements to the Lease, and there are no other agreements of any kind between Landlord and Tenant regarding the Leased Premises.

2. The Lease has been duly authorized and executed by Tenant and is in good standing and in full force and effect. Attached is a true, correct and complete copy of the Lease.

3. Tenant has accepted and is in sole possession of and is presently occupying the Leased Premises. The Lease has not been hypothecated or assigned by operation of law or otherwise by Tenant and no sublease, concession agreement, license, use or other occupancy agreement covering the Lease Premises, or any portion of the Leased Premises, has been entered into by Tenant.

4. Tenant commenced paying rent on ____________. Tenant is currently obligated to pay fixed or base rent under the Lease in the annual amount of $____________, payable in advance, in equal monthly installments of $__________. The Lease provides for Tenant to pay to Landlord as additional rent ____% of any increase (the "Increase") in operating expenses and real property taxes in excess of the _____ base year operating expenses and real property taxes of $___________. Tenant currently is paying, monthly, in advance, as additional rent under the Lease, equal installments (as estimated by Landlord pursuant to the Lease) of the Increase in the amount of $________. All rent has been paid under the Lease through _________, 200_. No rent under the Lease has been paid more than (1 ) month in advance, and no other sums have been deposited with Landlord other than $__________ deposited as security under the Lease. Such security deposit is not subject to any set-off or reduction or any increase for interest or other credit due to Tenant. Tenant is entitled to no rent abatement, concessions, free rent, allowances for improvements, refurbishment or otherwise or other similar compensation in connection with renting the Leased Premises except as follows: None. Tenant has no setoffs, claims or defenses to the enforcement of the Lease by Landlord and no deductions or credits against rent under the Lease except as follows: None. Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, nor has Landlord provided financing for, made loans or advances to, or invested in Tenant's business. Tenant has no right of first refusal or right to expand the premises subject to the Lease, except
     _________________________.

5. Neither Landlord nor Tenant is in default under the Lease beyond any applicable cure period and no event has occurred which, with the giving of notice or passage of time, or both, could result in such default. As of the date of this Estoppel certificate, there is no dispute between Landlord and Tenant, and there is no litigation between Landlord and Tenant with respect to the Lease or the Leased Premises, and there has been no litigation between Landlord (or any predecessor landlord) and Tenant with respect to the Lease or the Leased Premises or Tenant's use and occupancy thereof. Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, order or directives relating to use, operation or condition of the Leased Premises or the Property.

6. Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease, (b) any option to expand the Leased Premises or to lease additional space within the Property, or (c) any option or right of first refusal to purchase the Leased Premises or the Building or any part thereof. Tenant has no option to terminate the Lease as to the Leased Premises or any part or portion thereof prior to its stated expiration except as follows: ________________________.

7. All obligations and conditions under the Lease to be performed to date by Landlord have been satisfied, free of defenses and set-offs, including all construction work and tenant improvements in the Leased Premises, and Landlord has made all contributions, if any, required of Landlord under the Lease. Landlord is not obligated to provide or construct any further tenant improvements or other tenant allowances except as follows: None.

8. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Leased Premises or the Lease or the rents thereunder. Tenant has not (a) applied for the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of the Property, (b) admitted in writing its inability to pay its debts as they become due, (c) made a general assignment for the benefit of its creditors, (d) filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code, (e) been adjudicated a bankrupt or insolvent, (f) filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) received any notice of any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code, or (h) taken any corporate, partnership, limited liability company or other action for the purpose of effecting any of the foregoing.

9. Tenant is a ______________ organized, validly existing and in good standing under the laws of ____________.

EXECUTED as of the ________ day of ____________, 200__.


TENANT

By:________________________

Name:______________________

Title:_____________________

                                    EXHIBIT G

                          Inspecting Architect's Report

                          [INTENTIONALLY NOT INCLUDED]

                                  SCHEDULE 3.4
                               PENDING LITIGATION



                                      NONE

                                  SCHEDULE 3.5
                       STATEMENT OF 2000 ACTUAL CASH FLOW


                          [INTENTIONALLY NOT INCLUDED]

                                  SCHEDULE 5.18
                            MEZZANINE LOAN DOCUMENTS

1. Term Loan Agreement among Prime Group Realty, L.P. and Prime Group Realty Trust and Fleet National Bank, as Agent and Lender's Party thereto dated June 30, 2000

2.   First Amendment to Term Loan Agreement dated August 29, 2000

3.   Second Amendment to Term Loan Agreement dated September 29, 2000

4.   Third Amendment to Term Loan Agreement dated December 15, 2000

5.   Fourth Amendment to Term Loan Agreement dated March 29, 2001

6. Promissory Note in the original principal amount of $20,000,000 dated June 30, 2000 made by Prime Group Realty, L.P., as borrower in favor of Fleet National Bank, as Lender

7. Pledge and Security Agreement dated as of June 30, 2000 made by Prime Group Realty, L.P., in favor of Fleet National Bank, as Agent

8. Amended and Restated Pledge and Security Agreement by Prime Group Realty, L.P., in favor of Fleet National Bank, as Agent

9. Pledge and Security Agreement dated as of December 15, 2000, by 800 Jorie Blvd. Mezzanine, L.L.C., in favor of Fleet National Bank, as Agent

10. Pledge and Security Agreement dated as of December 15, 2000, By Prime Group Realty, L.P., in favor of Fleet National Bank, as Agent

11. Pledge and Security Agreement dated as of January 31, 2001, by Prime Group Realty, L.P., in favor of Fleet National Bank, as Agent

12. Letter Agreement by and among Lennar Partners, Inc. and LaSalle-Adams, L.L.C. and Fleet National Bank, as Agent

13. Agreement regarding subsidiary among 800 Jorie Blvd. Mezzanine, L.L.C., Prime Group Realty, L.P., as a Fleet National Bank, as Agent dated December 15, 2000

14.  UCC Financing Statements

                                 SCHEDULE 7.1(a)
                                 EXISTING LEASES

                          [INTENTIONALLY NOT INCLUDED]

                                 Schedule 7.1(b)
                         Omissions in Current Estoppels

                                      None

                                Schedule 7.1(b-2)
                    Termination Rights of Baker and Hostetler








1. Termination rights are set forth in Sections 15, 18 and 39(f) of the original lease and Section 13 and 14 of the Ninth Addendum to lease.